                                                                     Exhibit T3D

IN THE HIGH COURT OF JUSTICE                                    NO. 1783 OF 2003
CHANCERY DIVISION
COMPANIES COURT

MR JUSTICE LINDSAY


                    IN THE MATTER OF MARCONI CORPORATION PLC

                                      AND

                   IN THE MATTER OF THE COMPANIES ACT OF 1985

--------------------------------------------------------------------------------
                                     ORDER
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UPON THE PETITION dated 12th May 2003 of the above named Marconi Corporation plc
(the "COMPANY") whose registered office is situate at New Century Park, P.O.
Box 53, Coventry, Warwickshire CV3 1HJ


AND UPON HEARING counsel for the Company

AND UPON HEARING counsel for HSBC Bank plc, London Branch, JP Morgan Chase Bank, Cargill Financial Markets plc, Appaloosa Management LP, AIG Global Investment Corp and Teachers Insurance and Annuity Association of America

AND UPON READING the petition and the evidence

AND UPON the court's determining that in this order the abbreviations, words and phrases set out in recital A in part I of the scheme of arrangement referred to below shall have the meanings ascribed to them therein.


                                     T3D-1

AND UPON each of plc, the prospective Supervisors, the Escrow Trustee, the Distribution Agent, the Registrars, the Eurobond Trustee, the Yankee Bond Trustee and Bondholder Communications Group by Counsel for the Company being in each case its Counsel for this purpose undertaking to be bound by the Scheme and to carry out its designated function under the Scheme and, if applicable, the Escrow and Distribution Agreement.

THIS COURT HEREBY SANCTIONS the scheme of arrangement set out in the Schedule hereto as amended by the court with the amendments shown in manuscript in the said Schedule.

AND IT IS ORDERED AND DIRECTED that this order lie in the court office and not be sealed unless and until the Company confirms by letter to the Court from Allen & Overy, solicitors to the Company, that the United States Bankruptcy Court for the Southern District of New York has granted a permanent injunction under section 304 of the United States Bankruptcy code in relation to the Company and in the terms (or substantially in the terms) set out in Appendix 21 to the scheme document sent to all Scheme Creditors and containing, inter alia, a copy of the said scheme of arrangement and an explanatory statement (the "SCHEME DOCUMENT").

AND IT IS ORDERED that the Company or its solicitors deliver the office copy of this order sanctioning the Scheme to the registrar of companies for registration on or as soon as reasonably practicable after the date on which the conditions described in section C.5 of the explanatory statement on pages 77 and 78 of the Scheme Document are satisfied.

AND if the said conditions shall not be satisfied prior to 19th June, 2003 or if it appears before that date that such conditions are incapable of being satisfied the Company is to be at liberty to apply for this order to be revoked.

AND the Company has general liberty to apply.

Dated 12th May, 2003.

Approved

/s/ J Lindsay

12.05.03.

                                     T3D-2

                                    SCHEDULE

                              II.  THE CORP SCHEME

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IN THE HIGH COURT OF JUSTICE
CHANCERY DIVISION
COMPANIES COURT

                                                                NO. 1783 OF 2003

                    IN THE MATTER OF MARCONI CORPORATION PLC

                                      AND

                    IN THE MATTER OF THE COMPANIES ACT 1985

          ------------------------------------------------------------

                             SCHEME OF ARRANGEMENT
                 (UNDER SECTION 425 OF THE COMPANIES ACT 1985)

          ------------------------------------------------------------

                                    BETWEEN:

                            MARCONI CORPORATION PLC

                                      AND

                              ITS SCHEME CREDITORS
                            (AS HEREINAFTER DEFINED)


                                     T3D-3

                              II.  THE CORP SCHEME

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                                     PART I

                                  PRELIMINARY

RECITALS

DEFINITIONS

A In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

      "ACCOUNT HOLDER" has the definition in Recital G(3);

      "ACCOUNT HOLDER LETTER" a letter in the form, or substantially in the form, set out as the annex to Appendix 28;

      "ACT" the Companies Act 1985;

      "ADMISSIBLE INTEREST" an amount in respect of any interest to which a Scheme Creditor is entitled to be paid by the Company or which has accrued but is not yet payable by the Company to a Scheme Creditor, whether by reason of contract, judgment against the Company, decree or otherwise, in respect of the period up to and including, the Record Date;

      "ADMITTED"

      (1) when used of a Scheme Claim, the amount of any relevant claim which has been admitted by the Supervisors pursuant to clause 9 so as to qualify for Distributions; and

      (2) when used of a Scheme Creditor, that Scheme Creditor in respect of the amount of its Scheme Claim which has been admitted by the Supervisors as described in (1);

      "ADMITTED IN FULL" in connection with a Disputed Claim for the purposes of determining the currency or currencies in which New Senior Notes will be denominated only means Admitted in the amount set out against that Disputed Claim in the second column of Schedule 3 or in the second column of Schedule 3 of the plc Scheme as the case may be;

      "ADR" an American depositary receipt evidencing an American depositary share, each representing 10 New Shares, issued pursuant to the deposit agreement dated on or around 31 March 2003 between the Company, the ADR Depositary, and the owners and beneficial holders of American depositary receipts;

      "ADR DEPOSITARY" Bank of New York, as depositary under the deposit agreement relating to the ADRs;

      "AFFILIATE" in relation to the Company, a body corporate in which it has a direct or indirect interest as a shareholder of at least 25 per cent. of the issued ordinary share capital;

      "ALLOWED PROCEEDING"

      (1) any Ascertainment Proceeding in any jurisdiction commenced or continued by a person claiming to be a creditor of the Company and whether against the Company alone or against the Company and others which is commenced or continued (so far as the Company is concerned) for the sole purpose of ascertaining whether such person has (and, if so, the quantum of) a Scheme Claim including for the avoidance of doubt any adjudication pursuant to sub-clause 17(1) and Part VI; and

      (2) any proceeding by a Scheme Creditor to enforce its rights under the Scheme where the Company or the Supervisors fail to perform their respective obligations under the Scheme;

      "ANCRANE" Ancrane, an unlimited liability company incorporated in England and Wales with registered number 4308188, which is a subsidiary of plc;


                                     T3D-4

                              II.  THE CORP SCHEME

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      "ANCRANE DIRECTION"

      (1) the irrevocable direction given by Ancrane to the Company directing the Company to deliver to plc any Scheme Consideration to which Ancrane is entitled pursuant to any Claim Form filed by it in respect of the Known Claim listed against its name in Schedule 3 (which, for the avoidance of doubt, does not include any claim or entitlement in respect of Bonds of which Ancrane is the Bondholder); together with

      (2) the irrevocable authorisation and direction given by Ancrane to each of the Eurobond Trustee, the Yankee Bond Trustee, the Escrow Trustee, the supervisor of the plc Scheme and the Supervisors to direct the Distribution Agent to pay all Scheme Consideration or distributions received pursuant to the plc Scheme to which Ancrane is entitled by virtue of its holding of Bonds to plc;

      "ASCERTAINMENT PROCEEDING" any action or other legal proceeding including any judicial review, arbitration, alternative dispute resolution or adjudication;

      "ASSET SALE" has the meaning given to it in the New Junior Notes' indenture and in Appendix 8;

      "BANK OF NEW YORK" The Bank of New York, a New York banking corporation having an office at 101 Barclay Street, New York, New York, 10286, U.S.A.;

      "BANKS" the banks, financial and other institutions which provide the Existing Facility to the Company as at the Record Date;

      "BASIC KNOWN CLAIMS SEGMENT" has the meaning given to it in sub-clause 21(3)(a);

      "BASIC RESERVE CLAIMS SEGMENT" has the meaning given to it in sub-clause 21(3)(b);

      "BASIC SCHEME CONSIDERATION" the Cash and the New Rights as further described in sub-clause 21(1);

      "BONDHOLDER COMMUNICATIONS" Bondholder Communications Group, a New York corporation having an office at 30 Broad Street, 46th Floor, New York, NY10004 U.S.A.;

      "BONDHOLDER" a person with the ultimate economic interest in any of the Bonds;

      "BOND ISSUES" the Euro Issues and the Yankee Issues;

      "BONDS" all or any of the Eurobonds and the Yankee Bonds;

      "BOOK-ENTRY DEPOSITARY" Bank of New York in its capacity as book-entry depositary in relation to the Yankee Bonds (or, from time to time, any successor to Bank of New York as such book entry depositary);

      "BUSINESS DAY" any day on which banks are open for general business in both London and New York;

      "CASH" the sum of L340,000,000, plus any Excess Cash, to be distributed to Eligible Recipients in accordance with the provisions of the Scheme;

      "CHANGE OF LAW" a change of law or regulation since 27 March 2003 in any jurisdiction, such that distribution of securities pursuant to the Scheme to a person in such jurisdiction would be prohibited (if previously permitted) or permitted (if previously prohibited) pursuant to sub-clause 30(7);

      "CLAIM FORM" each or any of the claim forms to be completed by or on behalf of a Scheme Creditor (or its duly authorised agent) detailing its Scheme Claim substantially in the form which is set out in Appendix 30;

      "CLEARSTREAM, LUXEMBOURG" Clearstream Banking, societe anonyme;

      "COMPANY" Marconi Corporation plc, a company incorporated in England and Wales with registered number 67307;

      "CONCLUSIVELY REJECTED" when used of a Scheme Claim or part thereof means that following a notice of rejection given pursuant to clause 16 either:

      (1) the decision of the Supervisors in relation to that Scheme Claim (or part thereof) has been upheld (in whole or in part) by a determination in an Allowed Proceeding pursuant to clause 18 or by adjudication pursuant to Part VI; or

      (2) the Company has been released from that Scheme Claim (or part thereof) pursuant to clause 20;

      "CONSOB" The Commissione Nazionale per le Societa e la Borsa, the public authority responsible for regulating the Italian securities market;


                                     T3D-5
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                              II.  THE CORP SCHEME

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      "CO-ORDINATION COMMITTEE" the co-ordination committee of Banks which has acted in connection with the restructuring proposals, the present members being Barclays Bank PLC, HSBC Bank plc, London Branch, JPMorgan Chase Bank, The Royal Bank of Scotland plc and Commerzbank Aktiengesellschaft, London Branch and of which Intesa BCI S.p.A. was a member from 22 October 2001 to 5 March 2003;

      "CORP GROUP" the Company and its Affiliates;

      "CORP/PLC MODEL" the distribution model described in sub-clause 27(2);

      "CORP SPV" Regent Escrow Limited, a limited liability special purpose company incorporated specifically to act as escrow trustee pursuant to the Scheme and the plc Scheme;

      "COURT" the High Court of Justice of England and Wales;

      "COURT HEARING" the hearing of the Company's application to the Court requesting the Court's sanction of the Scheme;

      "CREDITORS' COMMITTEE" the committee of Scheme Creditors established and operated pursuant to and in accordance with Parts VIII and IX;

      "CREST" the system for the paperless settlement of trades in listed securities of which CRESTCo Limited is the operator;

      "CURRENCY RATE" the Exchange Rate on the last Business Day before the meeting of creditors of the Company convened pursuant to the order of the Court is held (being, in the case of an adjournment of that meeting, the day the last meeting pursuant to such adjournment is held);

      "DEFINITIVE HOLDER" the registered holder of a Yankee Bond in definitive form and the bearer (whether pursuant to an attornment or otherwise) of a Eurobond in individual global form other than a Eurobond in individual global form in respect of which no Account Holder Letter has been delivered pursuant to the arrangements described in Recital G(4);

      "DEPOSITARIES" the holders for the time being of the global bonds described in Recital G(5) in respect of which no Account Holder Letter has been delivered;

      "DESIGNATED RECIPIENT" a person specified in the valid Account Holder Letter (or, in the case of Ancrane, in the Escrow and Distribution Agreement) relating to a particular principal amount of Bonds as being the recipient of any part of the First Initial Distribution and of any further Distribution in respect of those Bonds and includes, in the case of any cash distributed as part of any Distribution made in respect of the Eurobonds, each person to whom such cash is distributed through Euroclear or Clearstream, Luxembourg;

      "DIRECTORS" the directors of the Company from time to time;

      "DISPUTED CLAIMS" those Known Claims in Schedule 3 to which note 6 or note 7 to that Schedule applies;

      "DISTRIBUTION" a distribution of Elements of the Scheme Consideration to Eligible Recipients in accordance with the Scheme;

      "DISTRIBUTION AGENT" Bank of New York as distribution agent pursuant to the Escrow and Distribution Agreement and any successor from time to time;

      "DISTRIBUTION ENTITLEMENT" the entitlement under the Scheme of an Admitted Scheme Creditor to a Distribution;

      "DISTRIBUTION NOTICE" an irrevocable notice served by the Supervisors on the Escrow Trustee (with a copy to the Distribution Agent) instructing the Escrow Trustee to direct the Distribution Agent to make a Distribution;

      "DTC" The Depository Trust Company of New York;

      "EFFECTIVE DATE" the date on which an office copy of the order of the Court sanctioning the Scheme shall have been delivered to the Registrar of Companies for registration;

                                     T3D-6

                              II.  THE CORP SCHEME

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      "EFFECTIVE TIME" the time at which the office copy of the order of the
      Court sanctioning the Scheme is delivered to the Registrar of Companies for registration;

      "ELEMENT" when used of any of the Basic Scheme Consideration, the plc Distribution Supplement, any plc Receipts and any Rejected Claim Supplement, each of the New Rights and the Cash (and, in the case of the plc Distribution Supplement, any plc Receipt or any Rejected Claim Supplement, any other Property);

      "ELIGIBLE RECIPIENT"

      (1) in relation to an Admitted Scheme Claim other than Scheme Claims in respect of Bonds, the Scheme Creditor; and

      (2) in relation to an Admitted Scheme Claim in respect of Bonds, the relevant Designated Recipient;

      "EMPLOYEE" any partner in the same firm as the Supervisors, or any person employed, whether under a contract of service or a contract for services, by that firm or by any company owned by that firm, who is employed by the Supervisors in accordance with Part VII in connection with the conduct of the Supervisors' functions and powers under the Scheme;

      "ESCROW AND DISTRIBUTION AGREEMENT" the agreement entered into on 27 March 2003 between, inter alios, the Company, the Supervisors, the Escrow Trustee and the Distribution Agent in the form set out in Appendix 7, a condition precedent to the effectiveness of which (in so far as it relates to the Scheme) is the occurrence of the Effective Time;

      "ESCROW TRUSTEE" Corp Spv, appointed as escrow trustee under the terms of the Escrow and Distribution Agreement and any successor from time to time;

      "ESOP BANKS" Barclays Bank PLC, Salomon Brothers International Limited and UBS AG;

      "ESOP ESCROW AGREEMENT" the escrow agreement between plc, the Company, HSBC Bank plc and Barclays Bank PLC dated 13 December 2002;

      "ESOP SETTLEMENT AGREEMENT" the ESOP settlement agreement dated 26 March 2003 between the Company, plc, HSBC Bank plc, the ESOP Banks and Bedell Cristin Trustees Limited;

      "EURO" or "E" the single currency of those member states of the European Communities that have adopted (or adopt) the euro as their lawful currency under the legislation for the European Union for European Monetary Union;

      "EUROBONDS" all or any of the bonds comprising the Euro Issues;

      "EUROBOND TRUSTEE" The Law Debenture Trust Corporation p.l.c. in its capacity as trustee under the Trust Deeds;

      "EUROCLEAR" Euroclear Bank S.A./N.V., as operator of the Euroclear system;

      "EURO ISSUES" E500,000,000 5.625 per cent. bonds due 2005 and E1,000,000,000 6.375 per cent. bonds due 2010, both issued by the Company and both guaranteed by plc;

      "EXAMINATION PERIOD" has the meaning given to it in sub-clause 24(2);

      "EXCESS CASH" any Net Proceeds of Asset Sales, other than up to L82,000,000 of Excluded Asset Sale and Liquidation Proceeds, received by the Company or any of its Subsidiaries on or after 1 December 2002 and before 1 May 2003;

      "EXCHANGE RATE" means the mid-point rate of exchange on the relevant Business Day for the conversion of one currency to another currency as published in the Financial Times, (or, if the Financial Times is not published, in the International Herald Tribune or another internationally recognised newspaper) on the following Business Day;

      "EXCLUDED ASSET SALE AND LIQUIDATION PROCEEDS" has the meaning given to it in the New Junior Notes' Indenture and in Appendix 8;

                                     T3D-7

                              II.  THE CORP SCHEME

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      "EXCLUDED CLAIM" any claim or right which a person is or may in any circumstances become entitled to bring or enforce against the Company in respect of any Liability of the Company in each and every case (save as otherwise provided below) in existence as at the Record Date or to which the Company may become subject after that date by reason of any Liability of the Company incurred before that date in respect of any of the following:

      (1) claims of employees who were employed by the Company at the Record Date under their respective contracts of employment and fee arrangements of Directors (who were directors of the Company at the Record Date) including those set out in part I of Appendix 9;

      (2) the Company's Liability in respect of any promise or arrangement to provide pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not), or during periods of sickness or disablement, which are for the benefit of any officer or former officer or employee or former employee of the Marconi Group or for the benefit of persons dependent on any such persons, including any guarantees and indemnities given by the Company to trustees or administrators of arrangements providing such benefits and any statutory liabilities owing to any government authority (including the Pension Benefit Guaranty Corporation) in respect of any such promises or arrangements, including those set out in part I of Appendix 9;

      (3) certain guarantee or indemnity obligations of the Company given in respect of obligations of Affiliates which are considered to be beneficial to that Affiliate's ongoing operations as set out in part I of Appendix 9;

      (4) Liabilities in respect of Trading Obligations of the Company or its Affiliates under contracts where, and to the extent that, the Company is a joint or joint and several obligor with one or more Affiliates including those set out in part I of Appendix 9;

      (5) contractual obligations, including warranty and indemnity obligations, of the Company under disposals and acquisitions (each otherwise than in the Ordinary Course of Business), demergers, mergers and joint ventures and any Pre-Disposal Liabilities including those set out in part I of Appendix 9;

      (6) intra-group loan and trading account claims against the Company by any Affiliate;

      (7) the Company's Liabilities under commercial contracts or licences relating to the Corp Group and ongoing trading operations of Affiliates to which the Company is a party and which are regarded as beneficial to the Corp Group's ongoing operations and the documentation which has been entered into prior to the Record Date in connection with the proposed financial restructuring of the Company and plc pursuant to the Scheme and the plc Scheme in each case as set out in part I of Appendix 9;

      (8) the Company's Ordinary Course of Business Liabilities incurred in connection with the supply of goods and/or services to the Company as set out in part I of Appendix 9;

      (9) the Company's Liabilities to third parties which are covered by Insurance and Liabilities of the Company which would be covered by Insurance but for;

           (a) any excess, deductible or limit of liability applicable under any Insurance to any such Liability; or

           (b) any insurer failing to satisfy any Insurance claim in full when payable when the insurer is in liquidation or provisional liquidation or administration under the Insolvency Act 1986 or subject to any scheme of arrangement under section 425 of the Act (or any equivalent or analogous proceeding or arrangement in any other jurisdiction, including any proceeding under chapter 11 of the US Bankruptcy Code); or

           (c) the Insurance or any claim under it being void or avoided by any insurer,

         being Liabilities of the Company in respect of which the third party would have rights against the insurer under that Insurance by virtue of section 1 of the Third Party (Rights against Insurers) Act

                                     T3D-8

                              II.  THE CORP SCHEME

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            1930 in the event that any of the events set out in section 1(1)(b)
            of that Act occurred with respect to the Company;

      (10)  Preferential Claims;

      (11) rights of indemnity of directors and officers of the Company (who were directors and/or officers of the Company at the Record Date) against the Company under its articles of association and at common law;

      (12)  costs, fees and expenses of:

            (a)   all advisers to the Company;

            (b)   the Prospective Supervisors and their advisers;

            (c)   the Escrow Trustee and its advisers;

            (d)   the Distribution Agent and its advisers;

            (e)   the Eurobond Trustee and its advisers;

            (f)   the Yankee Bond Trustee and its advisers;

            (g)   the Co-ordination Committee and its advisers;

            (h)   the Informal Committee of Bondholders and its advisers;

            (i)   Bondholder Communications;

            (j)   the Sponsors and their advisers;

            (k)   the ESOP Banks and their advisers;

            (l)   the trustee of the New Senior Notes and its advisers;

            (m)  the trustee of the New Junior Notes and its advisers; and

            (n)   the security trustee in respect of the New Notes,

            (and any Liability under any engagement letter or similar arrangement entered into by the Company with such parties) incurred in connection with the consideration, negotiation and implementation of the restructuring of the Company and plc in each case as set out in part I of Appendix 9;

      (13) Liabilities of the Company to a creditor where such Liabilities in aggregate to that creditor do not exceed L5,000 (which, for the avoidance of doubt, do not include any Liabilities in respect of Bonds);

      (14)  the Company's Liabilities in respect of Unclaimed Dividends;

      (15) the Company's Liabilities in respect of the lease of the property at 329-333 High Street, Stratford, London;

      (16) the Company's Liabilities under the restructuring undertaking agreements with each ESOP Bank, the ESOP Escrow Agreement, Mobile Escrow Agreement, Subsequently Sold Opco Escrow Agreements and the ESOP Settlement Agreement;

      (17) the Company's Liabilities in respect of any personal injury claims which are not excluded from the Scheme under sub-paragraph (9) above; and

      (18) the Company's Liability (if any) in respect of the Italian Implied Guarantee;

      "EXISTING FACILITY" the E6,000,000,000 syndicated credit facility dated 25 March 1998 between The General Electric Company p.l.c. (now the Company), HSBC Investment Bank plc (as agent), Marine Midland Bank (as US swingline agent) and the financial institutions named therein (as banks) as amended from time to time;

                                     T3D-9
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                              II.  THE CORP SCHEME

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      "EXISTING SHARES" the 2,866,250,735 issued ordinary shares of 5 pence each in the capital of the Company as at the Record Date which will become Non-Voting Deferred Shares forthwith and conditionally upon the allotment of the New Shares to be allotted upon the issue of the First Initial Distribution Notice;

      "EXPLANATORY STATEMENT" the explanatory statement circulated with this Scheme pursuant to Section 426 of the Act;

      "FINAL DISTRIBUTION" the Distribution of all remaining Scheme Consideration made at the direction of the Supervisors which the Supervisors state in writing to the Company and the Creditors' Committee will be the final Distribution of Scheme Consideration;

      "FINAL DISTRIBUTION DATE" the date of the Final Distribution;

      "FIRST CLAIM DATE" 17 April 2003;

      "FIRST INITIAL DISTRIBUTION" the Initial Distribution to Eligible Recipients on the basis set out in clause 23;

      "FIRST INITIAL DISTRIBUTION NOTICE" the Distribution Notice in respect of the First Initial Distribution compiled by the Prospective Supervisors and presented at the Court Hearing detailing those Scheme Claims which the Prospective Supervisors are satisfied should properly be Admitted on the Effective Date;

      "FORCE MAJEURE" any act of God, government act, war, fire, flood, explosion, civil commotion or act of terrorism;

      "GOES INTO LIQUIDATION" has the meaning given in section 247(2) of the Insolvency Act 1986 and "GO" or "GOING" into liquidation shall be construed accordingly;

      "INDENTURE" the indenture dated 19 September 2000 between the Company, plc and the Yankee Bond Trustee and relating to the Yankee Bonds;

      "INFORMAL COMMITTEE OF BONDHOLDERS" the informal ad hoc committee of certain parties with interests in Bonds which has participated in the negotiation of the restructuring of the Company as detailed in Appendix 22;

      "INITIAL DISTRIBUTION" an initial distribution to Eligible Recipients of the Elements of Scheme Consideration on the bases set out in clause 23;

      "INSURANCE" any contract of liability insurance insuring the Company in respect of a liability which as at the Record Date is valid and enforceable;

      "ITALIAN IMPLIED GUARANTEE" the guarantee implied under Article 2362 of the Italian Civil Code which may arise as a result of the Company's sole shareholding in Marconi Finanziaria SpA for the period from March 2000 to 29 October 2001;

      "KNOWN CLAIMS" the Scheme Claims (including Admissible Interest thereon) listed in Schedule 3;

      "KNOWN CLAIMS SEGMENT" has the meaning given to it in sub-clause 21(4)(a);

      "KNOWN CLAIMS SUPPLEMENT" has the meaning given to it in sub-clause 27(3)(a);

      "KNOWN CREDITOR" a Scheme Creditor in respect of its Known Claim;

      "KNOWN REJECTED CLAIM SUPPLEMENT" has the meaning given to it in sub-clause 29(1)(a)(i);

      "KPMG" KPMG LLP, a UK limited liability partnership;

      "LIABILITY" or "LIABILITIES" any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not it is fixed or undetermined, whether or not it involves the payment of money or performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales or in any other jurisdiction, or in any other manner whatsoever, but


                                     T3D-10
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                              II.  THE CORP SCHEME

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      such expression does not include any liability which is barred by statute or otherwise unenforceable under English law or arises under a contract which is void or, being voidable, has been duly avoided;

      "LIQUIDATION DISTRIBUTION PRINCIPLES" English law relating to dividends paid to creditors in a liquidation under English law;

      "LISTING" admission to the Official List maintained by the UKLA for the purposes of part VI of the Financial Services and Markets Act 2000 and to trading on the London Stock Exchange's market for listed securities and "LISTED" shall have a corresponding meaning;

      "MARCONI GROUP" plc and its Affiliates;

      "MOBILE ESCROW AGREEMENT" the escrow agreement between the Company, plc, Marconi Bruton Street Limited, HSBC Bank plc, the ESOP Banks, Bedell Cristin Trustees Limited and Slaughter and May dated 2 August 2002;

      "NASDAQ" the national market as operated by Nasdaq Stock Market, Inc.;

      "NET PROCEEDS" has the meaning set out in the New Junior Notes' indenture and in Appendix 8, save that the references therein to "Cash Equivalents" shall be treated as deleted;

      "NEW CREDITOR SHARES" the 995,000,000 new ordinary shares of nominal value 5p each in the capital of the Company, comprising 99.5 per cent. of the New Shares, which are to form part of the Scheme Consideration as described in sub-clause 21(1)(d);

      "NEW JUNIOR NOTES" the junior notes to be issued by the Company to the Escrow Trustee to hold on behalf of Scheme Creditors in respect of their Admitted Scheme Claims and to be issued on or substantially on the terms and conditions set out in Appendix 8;

      "NEW NOTES" the New Senior Notes and the New Junior Notes;

      "NEW RIGHTS" the New Notes and the New Creditor Shares;

      "NEW SENIOR NOTES" the senior notes to be issued by the Company to the Escrow Trustee to hold on behalf of Scheme Creditors in respect of their Admitted Scheme Claims and to be issued on or substantially on the terms and conditions set out in Appendix 8;

      "NEW SHARES" 1,000,000,000 new ordinary shares of 5 pence each to be issued by the Company to the Escrow Trustee to hold on behalf of Scheme Creditors in respect of their Admitted Scheme Claims and on behalf of plc Shareholders and which will carry the rights and be subject to the restrictions contained in the articles of association of the Company particulars of which are contained in Appendix 14 or, except as the context requires otherwise, the equivalent amount of such shares in the form of ADRs;

      "NOMINEES" Marconi Nominees Limited, a limited company incorporated in England and Wales with registered number 3854422;

      "NON-VOTING DEFERRED SHARES" the non-voting deferred shares of 5p each in the capital of the Company held by plc and Nominees arising from the conversion and re-designation of the Existing Shares forthwith and conditionally upon the allotment of the New Shares pursuant to the Scheme;

      "NOTIONAL RESERVE CLAIM" means a notional claim against the Company of L125,000,000;

      "ORDINARY COURSE OF BUSINESS" the ordinary day-to-day business activities carried on by the Company, conducted with a degree of regularity, or a one-off transaction concluded in the nature of trade and with a view to a profit and being such as might reasonably be expected to occur without requiring the specific authority of the board of directors;

      "PLC" Marconi plc, a public limited company incorporated in England and Wales under registered number 3846429;

      "PLC DISTRIBUTION SUPPLEMENT" (if any) the net additional cash and/or New Rights receivable by the Company pursuant to the Corp/plc Model (or any similar or analogous arrangements agreed by the

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      Supervisors with the supervisors of the plc Scheme pursuant to sub-clause
      27(5)) for distribution to Eligible Recipients with the Initial Distribution in accordance with clauses 26 and 27;

      "PLC RECEIPTS" distributions actually received by the Company from plc:

      (1) pursuant to the plc Scheme (but not, for the avoidance of doubt, any plc Distribution Supplement); or

      (2) if the plc Scheme does not become effective or subsequently terminates in accordance with its terms, from any liquidation, voluntary arrangement or scheme of arrangement (other than the plc Scheme) in respect of plc or otherwise received from plc;

      "PLC SCHEME" the scheme of arrangement in respect of plc under section 425 of the Act sent to certain creditors of plc with the Explanatory Statement with or subject to any modification, addition or condition approved or imposed by the Court;

      "PLC SHAREHOLDER" a registered holder of ordinary shares of nominal value 5p each in the capital of plc at the close of dealings in such shares on the last day of dealings in such shares on the London Stock Exchange prior to the Effective Date;

      "PLC SHAREHOLDER STOCK" the 5,000,000 new ordinary shares of nominal value 5 pence each, comprising 0.5 per cent. of the New Shares and which are to be dealt with in accordance with clause 31;

      "POST" delivery by pre-paid first class post or air mail;

      "PRE-DISPOSAL LIABILITIES" any Liability of the Company to a third party in respect of a former Affiliate of the Company which has been the subject of a disposal and arising as a result of:

      (a) any financial or other guarantee, indemnity, counter-indemnity or similar arrangement given by the Company in respect of the obligations of that former Affiliate; or

      (b) any claim being made under a performance bond, bank guarantee or similar instrument in respect of that former Affiliate;

      "PREFERENTIAL CLAIM" any claim against the Company which would have been preferential under section 386 of the Insolvency Act 1986 if the Company were to have gone into liquidation on the Record Date and on the basis that the Record Date is the "relevant date" for the purposes of section 387 of the Insolvency Act 1986;

      "PROCEEDING" any process, action, legal or other proceeding including any arbitration, alternative dispute resolution, judicial review, adjudication, demand, execution, seizure, lien or enforcement of judgment;

      "PROHIBITED PROCEEDING" any Proceeding against the Company or its Property in any jurisdiction whatsoever other than an Allowed Proceeding;

      "PROPERTY" all forms of property tangible and intangible, including money, goods, things in action, land and every description of property wherever situated and also the benefit of obligations and every description of interest, whether present or future, vested or contingent or otherwise arising out of, or incidental to, property;

      "PROSPECTIVE SUPERVISORS" means Philip Wallace and Richard Heis being the persons that it is anticipated shall be appointed as Supervisors of the Scheme;

      "RECORD DATE" 5.00 p.m. (London time) on 27 March 2003;

      "REGISTRAR OF COMPANIES" the registrar or other officer performing under the Act the duty of registration of companies in England and Wales and including a deputy registrar;

      "REGISTRARS" Computershare Investor Services PLC, or such other person as the Company may appoint as its registrars for the purposes of the Scheme;

      "REJECTED CLAIM SUPPLEMENT" has the meaning given to it in sub-clause 29(1)(a);

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      "RELEVANT DEDUCTION" the euro equivalent (calculated at the Currency Rate)
      of the aggregate amount of New Senior Notes which would be allocated in respect of Disputed Claims under each Scheme and in respect of the Notional Reserve Claim under each Scheme, assuming that those claims had been admitted in full and converted into Sterling at the Currency Rate (if required);

      "RESERVE CLAIM" a Scheme Claim which is not a Known Claim;

      "RESERVE CLAIMS SEGMENT" has the meaning given to it in sub-clause
      21(4)(b);

      "RESERVE CLAIMS SUPPLEMENT" has the meaning given to it in sub-clause 27(3)(b);

      "RESERVE CREDITOR" a Scheme Creditor in respect of its Reserve Claim;

      "RESERVE REJECTED CLAIM SUPPLEMENT" has the meaning given to it in sub-clause 29(1)(a)(ii);

      "RESTRICTED JURISDICTION" each of France, Italy, Malaysia and the US states of Arizona, California, Colorado, Connecticut, Illinois, Ohio and Vermont;

      "SCHEME" the scheme of arrangement in respect of the Company under section 425 of the Act in its present form or with or subject to any modification, addition or condition approved or imposed by the Court;

      "SCHEME CLAIM" any claim or right which a person is or may in any circumstances become entitled to bring or enforce against the Company in respect of any Liability of the Company in each and every case in existence as at the Record Date or to which the Company may become liable after that date by reason of any Liability of the Company incurred before that date, and including, for the avoidance of doubt but without double-counting and subject as provided in Recital I, the claims of the Depositaries and of Definitive Holders in respect of Bonds but excluding always Excluded Claims;

      "SCHEME CONSIDERATION" the Basic Scheme Consideration together with any plc Distribution Supplement, plc Receipts and/or Rejected Claim Supplement;

      "SCHEME CREDITOR" subject as provided in Recital I, a creditor of the Company in respect of a Scheme Claim including, in respect of Scheme Claims in relation to the Bonds, for the avoidance of doubt and without double counting, the Depositaries and all persons who become Definitive Holders pursuant to the arrangements described in Recital G or otherwise;

      "SCHEME IMPLEMENTATION DEED" the deed dated 27 March 2003 made between the Company, plc, E A Continental Limited, Ancrane, Nominees and others;

      "SCHEME RATE" the mid-point rate of exchange five Business Days prior to the Effective Date for the conversion of the relevant currency to another currency as published in the Financial Times (or, if the Financial Times is not published, in the International Herald Tribune or another internationally recognised newspaper) on the fourth Business Day prior to the Effective Date;

      "SDRT EXPENSE" any UK stamp duty or stamp duty reserve tax payable in respect of:

      (1) the issuance of ADRs to an Eligible Recipient who elects to receive any New Creditor Shares distributed to it pursuant to the Scheme or the plc Scheme in the form of ADRs; or

      (2) the issuance of ADRs to an Eligible Recipient who deposits any New Creditor Shares received pursuant to the terms of the Scheme or the plc Scheme (or an equivalent number of New Shares) into the Company's ADR programme prior to the date falling two calendar months after the effectiveness of the listing of the ADRs on NASDAQ in accordance with the procedures specified by the Company and the ADR Depositary as described in the Explanatory Statement;

      "SPONSORS" Lazard Brothers & Co., Limited and Morgan Stanley & Co.
      Limited;

      "STERLING" or "L" pounds sterling or other lawful currency being the currency of the UK for the time being;

                                     T3D-13

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                              II.  THE CORP SCHEME

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      "SUBMITTED" when used of a Scheme Claim, that it has been duly submitted to the Prospective Supervisors or the Supervisors (as applicable) in accordance with clause 12;

      "SUBSEQUENTLY SOLD OPCO ESCROW AGREEMENT" an escrow agreement established in connection with an operating subsidiary of plc whose employees were entitled to participate in certain employee share option plans and which was sold after 28 August 2002;

      "SUBSIDIARY" has the meaning given to it in the New Junior Notes Indenture and in Appendix 8;

      "SUPERVISORS" the persons holding office as supervisors of the Scheme from time to time;

      "SUPERVISORS' ENGAGEMENT LETTER" the engagement letter dated on or around 31 March 2003 between the Company, KPMG and the Prospective Supervisors;

      "TERMINATION DATE" the date ten Business Days after issue of the Termination Notice;

      "TERMINATION NOTICE" a written notice served by the Supervisors on the Company, the members of the Creditors' Committee and the Scheme Creditors (being, in the case of the Bonds, the Definitive Holders the Eurobond Trustee and the Yankee Bond Trustee) at the termination of the Scheme as provided for in clause 110 and clause 116;

      "TRADING OBLIGATIONS" obligations of a commercial character incurred in the Ordinary Course of Business and which arise from the supply of goods or services in exchange for payment in money or money's worth;

      "TRUST DEEDS" the two trust deeds each dated 30 March 2000 between the Company, plc and the Eurobond Trustee and constituting the Eurobonds;

      "UK" the United Kingdom of Great Britain and Northern Ireland;

      "UKLA" the Financial Services Authority in its capacity as the competent authority for the purposes of part VI of the Financial Services and Markets Act 2000, including, where the context so permits, any committee, employee, officer or servant to whom any function of the UK Listing Authority may for the time being be delegated;

      "UNADMITTED" when used of a Scheme Claim, the amount of any relevant claim which has been Submitted but has neither been Admitted nor Conclusively Rejected;

      "UNCLAIMED DIVIDENDS" dividends declared prior to the Record Date on the Existing Shares but not claimed by the relevant shareholder or former shareholder as at the Effective Date;

      "UNDISTRIBUTED SCHEME CONSIDERATION" shall have the meaning given to it in sub-clause 25(1);

      "UNRESTRICTED JURISDICTION" each of the United Kingdom, Bahamas, British Virgin Islands, the Canadian provinces of Alberta, British Columbia, Ontario and Quebec, Cayman Islands, Guernsey, Jersey, Netherlands Antilles, the United States (as to federal securities law) and each state of the United States other than Arizona, California, Colorado, Connecticut, Illinois, Ohio and Vermont;

      "USA" or "US" the United States of America;

      "US DOLLAR" or "US$" United States dollars or other lawful currency being the currency of the USA for the time being;

      "WAITING PERIOD" the period of 12 months after the Effective Date or such shorter period as results from the operation of clause 24(1);

      "WARRANTS" up to 50 million warrants each entitling its holder to subscribe for one ordinary share of 5 pence each in the Company at a subscription price of 150 pence to be issued to or for the benefit of plc Shareholders on the basis described in the Scheme, and in particular Part IV, the conditions of which are set out at Appendix 12;

      "YANKEE BONDS" all or any of the bonds comprising the Yankee Issues;

                                     T3D-14
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                              II.  THE CORP SCHEME

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      "YANKEE BOND TRUSTEE" Bank of New York, in its capacity as trustee under the Indenture; and

      "YANKEE ISSUES" US$900,000,000 7 3/4 per cent. bonds due 2010 and US$900,000,000 8 3/8 per cent. bonds due 2030 both issued by the Company and both guaranteed by plc.

INTERPRETATION

B In this Scheme, unless the context otherwise requires or otherwise expressly provides:

      (1) references to Recitals, Parts, clauses, sub-clauses and Schedules are references to the Recitals, Parts, clauses, sub-clauses and Schedules respectively of the Scheme;

      (2) references to Appendices are references to the appendices to the Explanatory Statement;

      (3) references to a "person" include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

      (4) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

      (5) the singular includes the plural and vice versa and words importing one gender shall include all genders;

      (6) references to "including" shall be construed as references to "including without limitation" and "include" shall be construed accordingly;

      (7) headings to Recitals, Parts, clauses, sub-clauses, Schedules and Appendices are for ease of reference only and shall not affect the interpretation of the Scheme;

      (8) references to the Scheme becoming effective are references to the office copy of the order of the Court sanctioning the Scheme being delivered to the Registrar of Companies for registration; and

      (9) references to consents not being "unreasonably withheld" shall be construed as references to such consents not being "unreasonably withheld or delayed".

THE COMPANY

C The Company was incorporated in England and Wales on 27 September 1900 as a private limited company under company number 67307 and re-registered as a public limited company on 4 January 1982.

D At the date hereof the Company has an authorised share capital of L300,000,000 divided into 6,000,000,000 ordinary shares of 5 pence each, of which 2,866,250,735 have been issued and are fully paid up or credited as fully paid up, and the remainder remain unissued.

E At an extraordinary general meeting of the Company duly convened and held on 26 March 2003 there was passed a special resolution pursuant to which:

      (1) the directors are, forthwith and conditionally upon the Court making an order sanctioning the Scheme, authorised to allot relevant securities up to a maximum nominal amount of L69,100,000 and equity securities for cash:

            (a)   pursuant to the Scheme;

            (b)   pro rata to ordinary shareholders; and

            (c)   otherwise up to a maximum nominal amount of L2,500,000;

      (2) forthwith and conditionally upon the allotment of new ordinary shares of 5 pence each pursuant to the Scheme:

            (a) the Company is to alter its memorandum of association by inserting a new object giving the Company the power to establish and operate share incentive plans and to establish trusts to operate in conjunction with these plans;

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                              II.  THE CORP SCHEME

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            (b)   the Company is to adopt new articles of association; and

            (c) the 2,866,250,735 existing ordinary shares of 5 pence each are to be converted into non-voting deferred shares of 5 pence each; and

      (3) forthwith upon the said conversion taking effect and upon the entry in the register of members of the Company of the names of the persons to whom the said new ordinary shares have been allotted, the capital of the Company is to be reduced by the cancellation of the non-voting deferred shares of 5 pence each resulting from the said conversion and the cancellation of the share premium account of the Company.

BINDING OF THIRD PARTIES

F The following persons involved in the implementation of the Scheme have undertaken to be bound to carry out their designated functions under the Scheme and, if applicable, the Escrow and Distribution Agreement:

      (1)   the Supervisors;

      (2)   the Escrow Trustee;

      (3)   the Distribution Agent

      (4)   the Registrars;

      (5)   the Eurobond Trustee;

      (6)   the Yankee Bond Trustee;

      (7)   Bondholder Communications; and

      (8)   plc.

BONDS ISSUED BY THE COMPANY

G     Each of the Bond Issues is held under an arrangement whereby:

      (1) the Bond Issues are constituted by the Trust Deeds (in respect of the Eurobonds) and the Indenture (in respect of the Yankee Bonds), the trustees being the Eurobond Trustee and the Yankee Bond Trustee respectively;

      (2) the Bonds were initially issued in wholly global bearer form and were held by a depositary under systems designed to facilitate paperless transactions;

      (3) the systems involve immediate interests of persons in the Bonds being recorded in books or other records maintained, in the case of Eurobonds, by Clearstream, Luxembourg and Euroclear and, in the case of Yankee Bonds, by DTC, Clearstream, Luxembourg and Euroclear (such persons with interests being herein defined as "ACCOUNT HOLDERS");

      (4) at the request of certain creditors of the Company, arrangements have been made for the global Bonds representing the Yankee Bonds to be exchanged in whole or in part for Yankee Bonds in definitive form registered in the names of the Definitive Holders specified in Account Holder Letters and the global Bonds representing the Eurobonds to be exchanged in whole for individual global Eurobonds in bearer form held on behalf of the Definitive Holders specified in Account Holder Letters; and

      (5) any unexchanged Yankee Bonds will, pending their exchange in accordance with subsequently delivered Account Holder Letters, continue to be held in global bearer form by the Book-Entry Depositary and any individual global Eurobonds in respect of which no Account Holder Letter has been delivered will be held by depositaries for Euroclear and Clearstream, Luxembourg.

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THE PURPOSE OF THE SCHEME

H The purpose of the Scheme is to constitute a compromise and arrangement between the Company and the Scheme Creditors by:

      (1) the Scheme Creditors exchanging their Admitted Scheme Claims for the Scheme Consideration; and

      (2) providing full and effective releases of all of the Company's Liabilities in respect of Scheme Claims.

THE BONDS AND THE SCHEME

I With the agreement of the Eurobond Trustee, the Yankee Bond Trustee and the Book-Entry Depositary respectively:

      (1) Claim Forms in relation to the Bonds are to be returned by the Eurobond Trustee (in reliance on the promise to pay in favour of the Eurobond Trustee contained in the Trust Deeds) and the Yankee Bond Trustee (in reliance on section 5.04 of the Indenture and the promise to pay in section 10.01 of the Indenture) respectively;

      (2) persons with interests in or in respect of Bonds have been invited to instruct their Account Holders as to the manner in which the Account Holder Letter delivered in respect of each of the Bonds in respect of which they have an interest should be completed including, in particular, as to the identity of the Definitive Holder and any Designated Recipients;

      (3) none of the Eurobond Trustee, the Yankee Bond Trustee, the Book-Entry Depositary and the respective depositaries for Euroclear and Clearstream, Luxembourg will vote at the meeting of creditors of the Company convened at the direction of the Court and instead the Definitive Holders (as creditors of the Company for the purpose) will be the persons entitled to attend and vote at those meetings;

      (4) Scheme Consideration which is to be distributed in relation to the Bonds is, with the authority and at the direction of the Eurobond Trustee and the Yankee Bond Trustee (as the persons with Submitted Scheme Claims in relation to the Bonds which will have been Admitted), to be distributed to Designated Recipients;

      (5) as a result, and subject as provided in Recital I(6) below, references in this Scheme to Scheme Creditors shall, in relation to the Bonds:

            (a) in the context of entitlements to make a Scheme Claim, submission of Claim Forms and receiving or directing the receipt of Scheme Consideration in respect of that Scheme Claim be construed as references only to the Eurobond Trustee and the Yankee Bond Trustee in relation to the Bonds; and

            (b) in the context of entitlement to be appointed to the Creditors' Committee and attend and vote at meetings of Scheme Creditors be construed as references only to the Definitive Holders; and

      (6) except where otherwise specifically provided, references in this Scheme to:

            (a) Scheme Creditors in relation to the Bonds in Parts II, VII (excepting clauses 53 and 55), X and XI (except clause 113) include the Eurobond Trustee, Bank of New York in its capacities as the Book-Entry Depositary and the Yankee Bond Trustee, the respective depositaries for Euroclear and Clearstream, Luxembourg, the Depositaries and all persons who are Definitive Holders; and

            (b) Scheme Creditors in relation to the Bonds in Parts III, IV, V and VII (in clause 55) mean the Eurobond Trustee and the Yankee Bond Trustee as entitled claimants under the Scheme;

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                              II.  THE CORP SCHEME

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            (c)   Scheme Creditors in relation to the Bonds in Part VII (in
                  clause 53), VIII, IX and XI (in clause 113) mean the Definitive Holders; and

            references to related Scheme Claims shall be construed in the same manner.

CURRENCY ELECTION

J     (1)   The New Senior Notes to be issued as part of the Scheme
            Consideration may be issued denominated in both, or either, euro and US dollars.

      (2) New Senior Notes denominated in US dollars will only be issued if, following all elections made in Claim Forms and Account Holder Letters received by the Prospective Supervisors and Bondholder Communications respectively by the First Claim Date together with all equivalent currency elections made in accordance with the plc Scheme, elections have been made which would, assuming the plc Scheme becomes effective, result in an aggregate of at least the US dollar equivalent (calculated at the Currency Rate) of euro 250,000,000 (less the Relevant Deduction) of New Senior Notes being required to be distributed in the First Initial Distribution and the first initial distribution under the plc Scheme.

      (3) New Senior Notes denominated in euro will only be issued if, following all elections made in Claim Forms and Account Holder Letters received by the Prospective Supervisors and Bondholder Communications respectively by the First Claim Date together with all equivalent currency elections made in accordance with the plc Scheme, elections have been made which would, assuming the plc Scheme becomes effective, result in an aggregate of at least euro 250,000,000 (less the Relevant Deduction) of New Senior Notes being required to be distributed in the First Initial Distribution and the first initial distribution under the plc Scheme.

      (4) If no New Senior Notes denominated in US dollars are issued as a result of the mechanism described in Recital J(2), all of the New Senior Notes will be denominated in euro.

      (5) If no New Senior Notes denominated in euro are issued as a result of the mechanism described in Recital J(3), all the New Senior Notes will be denominated in US dollars.

LISTING

K The Scheme Consideration includes New Shares and New Notes. Application has been made for Listing of these New Shares and New Notes, together with the Warrants.

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                                    PART II

                                   THE SCHEME

APPLICATION AND EFFECTIVENESS OF THE SCHEME

1.    (1)   The compromise and arrangement effected by the Scheme shall apply to all Scheme Claims and shall be binding on all Scheme Creditors.

      (2) For the avoidance of doubt, the Scheme is not conditional upon the plc Scheme becoming effective.

      (3)   The Scheme shall become effective at the Effective Time.

STAY OF PROHIBITED PROCEEDINGS

2.    (1)   Subject to sub-clause 2(2), no Scheme Creditor shall commence or continue any Prohibited Proceeding in respect of, arising from, or relating to, a Scheme Claim after the Effective Time.

      (2)   Nothing in this Scheme shall prevent:

            (a) a landlord of leasehold property of the Company from exercising such rights and remedies of distress, forfeiture and re-entry (and any other of such landlord's self-help rights and remedies) as it may have in respect of such leasehold property; or

            (b) a secured creditor from exercising its rights and remedies as a secured creditor in respect of any Property of the Company.

3. Subject to sub-clause 20(2), a Scheme Creditor may commence or continue an Allowed Proceeding against the Company after the Effective Time provided that it has first:

      (1) where the Scheme Creditor is continuing an Allowed Proceeding, notified the Supervisors in writing of its intention to do so;

      (2) where the Scheme Creditor intends to commence an Allowed Proceeding, given the Supervisors five Business Days' prior notice in writing of its intention to do so; and

      (3) where sub-clause 17(2) applies with respect to an Allowed Proceeding, it has, in addition to complying with sub-clause 3(1) or 3(2) as applicable, complied with that sub-clause.

4.    (1)   Save in respect of any Allowed Proceeding as permitted by this
            Scheme or any action permitted under sub-clause 2(2), each Scheme
            Creditor by this Scheme covenants not to sue the Company in respect of a Scheme Claim.

      (2) For the purpose of enforcing the covenant in sub-clause 4(1), the Company is hereby appointed as the agent and attorney of each and every Scheme Creditor for the purpose of giving any and all instructions (and doing any such acts or things) as are necessary or desirable to enforce that covenant.

5. If any Scheme Creditor commences or continues any such Prohibited Proceeding as is prohibited by sub-clause 2(1) after the Effective Time it shall be treated as having received, on account of its entitlement to Scheme Consideration, an advance payment by way of a Distribution equal to the amount or gross value of any money, property, benefit or advantage obtained by it after the Effective Date at the expense of the Company or, as applicable, as a result, directly or indirectly, of such Prohibited Proceeding, and the extent, if any, to which it is entitled to Scheme Consideration shall be reduced accordingly. Such Scheme Creditor shall hold any benefit received or receivable in excess of its entitlement to Scheme Consideration pursuant to the terms of the Scheme as a result, directly or indirectly, of a Prohibited Proceeding on trust for the Company and shall account to the Company for such excess benefit. For this purpose, the gross value of any such property, benefit or advantage shall be conclusively determined by the Supervisors and may include such amount as the Supervisors may consider to be appropriate by way of interest or costs, charges or expenses incurred by the Company and/or the Supervisors as the result of such Prohibited

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       Proceeding. This treatment and reduction is without prejudice to the
       Company's rights first to any injunctive or other relief or remedy to which the Company may be entitled in respect of the breach and, secondly, in respect of any loss the Company may suffer as a result of the breach. The Supervisors shall make such consequential adjustments to the amount and timing of payment of Distributions to any such Scheme Creditor (and in the case of Definitive Holders, to the Eurobond Trustee or the Yankee Bond Trustee or both as appropriate) pursuant to the rules and formulae in Part III as are necessary to give effect to this clause.

ASSIGNMENTS OR TRANSFERS

6.     (1)   The Supervisors shall be under no obligation to recognise any assignment or transfer of Scheme Claims after the Record Date for the purposes of determining entitlements under the Scheme, provided that where the Supervisors have received from the relevant parties notice in writing of such assignment or transfer, the Supervisors may, in their sole discretion and subject to the production of such other evidence as they may require and to any other terms and conditions which they may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of determining entitlements under the Scheme. Any assignee or transferee of a Scheme Claim so recognised by the Supervisors shall be bound by the terms of this Scheme and for the purposes of this Scheme shall be a Scheme Creditor.

       (2) For the purposes of the Scheme (including for the purposes of the definition of Excluded Claims) no recognition shall be given to any assignment or transfer of any (or any part of any) debt, claim or right of any person in respect of a Liability of the Company effected between 1 January 2003 and the Record Date (both dates inclusive) other than any such assignment or transfer pursuant to or contemplated by the Scheme Implementation Deed if, in the reasonable opinion of the Supervisors, a material purpose of such assignment or transfer was to make such debt, claim or right (or part thereof) an Excluded Claim (under sub-paragraph 13 of the definition of Excluded Claims) and not a Scheme Claim.

       (3) For the avoidance of doubt, in relation to the Bonds, Bondholders are permitted to assign or transfer their interest in Bonds after the Record Date.

EFFECT OF SCHEME

7.     (1)   This clause is without prejudice to the Company's rights
             under clauses 2 and 5 and is subject to Part X.

       (2) Without prejudice to clause 20, in consideration of the rights of Scheme Creditors under this Scheme (including the rights of Admitted Scheme Creditors to receive Scheme Consideration), all Liabilities on the part of the Company in respect of each Scheme Claim (and any interest accruing thereon or other amounts payable in connection therewith whether arising before or after the Record
             Date), automatically and without further documentation or action of the parties, shall be compromised, fully and finally discharged, satisfied and cancelled on the earlier of:

             (a) the first date on which such Scheme Claim is both Admitted and the subject of a Distribution Notice;

             (b)  the Final Distribution Date; and

             (c) the issue of the Termination Notice (other than a Termination Notice served pursuant to sub-clause 115(3)).

       (3) No Scheme Claim of a Scheme Creditor shall be reduced or in any way affected by the compromise of any claims of that Scheme Creditor against plc pursuant to the terms of the plc Scheme nor shall it be reduced or in any way affected by reason of any distributions received by or on behalf of that Scheme Creditor in the plc Scheme provided that the aggregate recoveries of a Scheme Creditor in respect of a claim pursuant to the Scheme and the plc Scheme shall not exceed the quantum of the Scheme Claim.

                                     T3D-20
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                              II.  THE CORP SCHEME

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                                    PART III

         DETERMINATION OF SCHEME CLAIMS AND PROCEDURE FOR DISTRIBUTIONS

RECORD DATE

8.    (1)   All Scheme Claims shall be determined as at the Record Date.

      (2) Any Scheme Claim which at the Record Date is not immediately due and payable but on the Company going into insolvent liquidation would, either automatically without further action by any party or by the issue of a notice by the relevant Scheme Creditor, be capable of being made legally and immediately due and payable shall be treated for the purposes of Distributions under this Scheme as immediately due and payable as at the Record Date (and hence not a debt payable at a future time).

RULES AND PROCEDURES

9. The Supervisors shall consider each Claim Form submitted to determine the existence and quantum of each Submitted Scheme Claim and shall decide the extent, if any, to which it shall be Admitted in accordance with the rules and procedures set out in the Scheme and in particular in Schedule 1.

ONLY ADMISSIBLE INTEREST

10. Without prejudice to sub-clause 7(2), for the purpose solely of the determination and payment of Distributions under the Scheme, no Admitted Scheme Claim shall include any amounts in respect of interest except Admissible Interest and, for the avoidance of doubt, any interest other than Admissible Interest shall not be taken into account by the Supervisors in determining the quantum of the relevant Scheme Claim.

NO ADMISSIONS OF LIABILITY

11. Save as expressly set out in this Scheme or the Explanatory Statement, nothing in the Scheme or the Explanatory Statement or the distribution thereof to any person evidences or constitutes any admission by the Company, the Prospective Supervisors, the Supervisors or KPMG that a person is a Scheme Creditor or that a Liability is owed to any person in respect of any claim or right. The failure to distribute the Scheme, Explanatory Statement, any notice or any other communication to any Scheme Creditor shall not constitute an admission by the Company, the Prospective Supervisors, the Supervisors or KPMG that such person is not a Scheme Creditor or that any Liability owed to such person is an Excluded Claim.

PROVISION OF INFORMATION

12.    (1)   A Scheme Creditor submitting a Scheme Claim:

             (a) shall provide the Supervisors with such information as they may reasonably require to enable the claim to be determined (and for the avoidance of doubt shall comply with such of the rules and procedures in Schedule 1 as the Supervisors may require); and

             (b) shall, in any event, submit a Claim Form to the Prospective Supervisors or, after the Effective Date, to the Supervisors (in accordance with the instructions set out in the Claim
                  Form) at the relevant address set out in the Claim Form by hand or by Post.

       (2) Scheme Creditors who wish an Initial Distribution to be distributed to the Eligible Recipient in respect of that Scheme Creditor's Scheme Claim on the Effective Date must have submitted their duly completed Claim Forms so as to be received by the Prospective Supervisors by 5.00 p.m. (London time) on the First Claim Date. Only Known Creditors that have complied with this precondition and whose Scheme Claims are listed in the First Initial Distribution Notice shall be Admitted by the Supervisors in accordance with the Scheme on the Effective Date and participate in the First Initial Distribution in accordance with clause 23. Only if a Scheme Creditor has

                                     T3D-21
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                              II.  THE CORP SCHEME

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             complied with this pre-condition and its Scheme Claim is Admitted by the Supervisors in accordance with the Scheme on the Effective Date shall that Admitted Scheme Creditor's Eligible Recipient receive an Initial Distribution when the First Initial Distribution is made.

       (3)   For the purposes of this Scheme, it is expressly recognised that:

             (a) the Eurobond Trustee shall be entitled to submit a Claim Form in its capacity as creditor under the Trust Deeds in respect of all of the Eurobonds and, in consequence, no person with an interest in the Eurobonds other than the Eurobond Trustee shall be entitled to submit a Claim Form in respect of the Eurobonds by virtue of such interest; and

             (b) the Yankee Bond Trustee shall be entitled to submit a Claim Form in accordance with section 5.04 of the Indenture and, in consequence, no person with an interest in a Yankee Bond other than the Yankee Bond Trustee shall be entitled to submit a Claim Form in respect of the Yankee Bonds by virtue of such interest.

ENTITLEMENT TO SCHEME CONSIDERATION

13. Eligible Recipients shall be eligible to receive Scheme Consideration in accordance with the Scheme. A Scheme Creditor with a Scheme Claim which is Unadmitted shall not be entitled to Scheme Consideration in accordance with the Scheme unless, until and to the extent that such Scheme Claim becomes Admitted.

14. The amount of the Scheme Consideration to which a Scheme Creditor is entitled (and any Eligible Recipient in respect of that Scheme Creditor's Admitted Scheme Claim is eligible to receive) shall be calculated in accordance with this Part III.

ADMISSION AND REJECTION OF SCHEME CLAIMS

15. A Scheme Claim may be Admitted by the Supervisors either for the whole amount claimed by the Scheme Creditor or for part of that amount.

16. If the Supervisors refuse to admit a Scheme Claim, in whole or in part, they shall promptly prepare a written statement of their reasons for doing so, and send it to the Scheme Creditor, accompanied by a notice of rejection in such form as the Supervisors shall determine.

APPEAL AGAINST DECISION ON SCHEME CLAIMS

17.    (1)   If a Scheme Creditor is dissatisfied with a refusal by the
             Supervisors to admit, in whole or in part, a Scheme Claim then, subject to sub-clause 17(2), it may either commence or continue an Allowed Proceeding to determine the existence and/or quantum of its Scheme Claim or elect by notice in writing to the Supervisors that the existence or quantum of its Scheme Claim be referred for adjudication in accordance with Part VI.

       (2) If an Allowed Proceeding has not been commenced, or is not being continued as at the date of the notice of rejection, then either:

             (a) an Allowed Proceeding must be commenced (and notice given in accordance with clause 3); or

             (b) an election for adjudication made in accordance with sub-clause 17(1) by the Scheme Creditor,

             in each case within 40 Business Days following receipt by the Scheme Creditor of the notice of rejection.

18. If a Scheme Claim has not been Admitted and at the expiration of the 40 Business Days period referred to in sub-clause 17(2) an Allowed Proceeding is continuing (whether commenced by the Scheme Creditor before or after receipt of the notice of rejection) or an election has been made for adjudication (in each case in accordance with clause 17) then:

                                     T3D-22

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                              II.  THE CORP SCHEME

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      (1)   any final determination of that Allowed Proceeding (after the ordinary time for appealing the original determination or any determination on appeal has expired without any appeal having been made) shall be binding on the Scheme Creditor, the Company and the Supervisors;

      (2) if an election has been made for adjudication the provisions of Part VI shall apply; and

      (3) without prejudice to sub-clauses 18(1) and 18(2), the Scheme Creditor and the Supervisors may at any time agree to any matter or issue in the Allowed Proceeding being determined in some manner other than in the Allowed Proceeding, and any Proceeding commenced pursuant to such agreement shall have effect as an Allowed Proceeding commenced in accordance with clause 17.

19. If in an Allowed Proceeding or in an adjudication pursuant to Part VI any order or direction shall be made that any costs of such proceeding or adjudication are to be borne by the Supervisors or by the Company, such costs shall be payable in full by the Company.

20. If a Scheme Claim has not been Admitted and at the expiration of the 40 Business Days period referred to in sub-clause 17(2) neither an Allowed Proceeding (in accordance with the terms of the Scheme) is continuing in respect of such Scheme Claim nor an election (in accordance with the terms of the Scheme) has been made for that Scheme Claim to be referred to adjudication in accordance with Part VI, then:

      (1) the Company shall be released from all Liabilities in relation to the Scheme Claim (or part thereof) which has not been Admitted (and any interest accruing thereon or other amounts payable in connection therewith whether arising before or after the Record Date); and

      (2) any Proceeding which is thereafter commenced and which would otherwise have been an Allowed Proceeding shall be a Prohibited Proceeding.

THE BASIC SCHEME CONSIDERATION, THE KNOWN CLAIMS SEGMENT AND THE RESERVE CLAIMS SEGMENT

21.   (1)   The Basic Scheme Consideration is:

            (a) cash of L340,000,000 or such larger sum of cash calculated in accordance with sub-clause 21(2);

            (b) the euro equivalent (applying the Currency Rate) of L450,000,000 New Senior Notes to be issued in both or either euro and US dollars, subject to elections by Scheme Creditors and Bondholders described in Recital J;

            (c) an aggregate of US$300,000,000 and the US dollar equivalent (applying the Currency Rate) of L117,270,000 New Junior Notes (or such smaller principal amount of New Junior Notes calculated in accordance with sub-clause 21(2) if the amount of Cash is increased); and

            (d)  995,000,000 New Creditor Shares.

      (2) If there is any Excess Cash, the amount of Cash comprising the Basic Scheme Consideration shall be increased by the amount of such Excess Cash, converted into sterling applying the Exchange Rate on the date such cash is first received by the Company or the Subsidiary, as the case may be. Following 1 May 2003 but prior to the Effective Date, the aggregate principal amount of the New Junior Notes shall be decreased by 10/11ths of the sterling amount by which the Cash has been so increased (such calculation to reduce the L117,270,000 figure referred to in sub-clause 21(1)(c)).

      (3)   In this Scheme:

            (a) the term "BASIC KNOWN CLAIMS SEGMENT" means that part of the Basic Scheme Consideration calculated by applying the fraction:

                        KC
                 ----------------
                 125,000,000 + KC

                                     T3D-23

                              II.  THE CORP SCHEME

--------------------------------------------------------------------------------

                  to each Element of Basic Scheme Consideration, where KC = the aggregate amount of the Known Claims; and

            (b) the term "BASIC RESERVE CLAIMS SEGMENT" means that part of the Basic Scheme Consideration calculated by applying the fraction:


                     125,000,000
                  ----------------
                  125,000,000 + KC


                  to each Element of Basic Scheme Consideration, where KC = the aggregate amount of the Known Claims.

      (4)   In the Scheme:

            (a) the term "KNOWN CLAIMS SEGMENT" means that part of the Scheme Consideration available until the expiry or termination of the Waiting Period from which Distributions of Distribution Entitlements of Admitted Known Creditors shall be made being, from time to time, the aggregate of the following:

                  (i)    the Basic Known Claims Segment;

                  (ii) any Known Claims Supplement arising under sub-clause 27(3) (or equivalent supplement pursuant to sub-clause 27(5));

                  (iii) any plc Receipts made available to Known Creditors as a result of the operation of clause 28; and

                  (iv) any Known Rejected Claim Supplement made available to Known Creditors as a result of the operation of clause 29.

                  The parts of the Known Claims Segments listed in (ii) - (iv) above shall be treated for all purposes as a supplement to the Basic Known Claims Segment. Any entitlement to receive a distribution from the Basic Known Claims Segment shall be supplemented by an entitlement to receive a distribution of those other parts (if any) of the Known Claims Segment of the same proportion as the Distribution Entitlement of the relevant Scheme Creditor to the Basic Known Claims Segment is of the Basic Known Claims Segment (but such proportion shall be calculated after taking into account any decrease in the size of the Basic Known Claims Segment resulting from:

                  (A) Known Claims being Conclusively Rejected resulting in a Rejected Claims Supplement being deducted from the Basic Known Claims Segment pursuant to sub-clause 29(1)(a) and becoming available for distribution to Scheme Creditors in accordance with sub-clause 29(2); and/or

                  (B) Known Claims being Conclusively Rejected resulting in the Distribution Entitlement to which the Known Creditor who would have been entitled had its Known Claim been Admitted being deducted from the Basic Known Claims Segment and becoming part of the Reserve Claims Segment pursuant to clause 29(1)(b)).

            (b) the term "RESERVE CLAIMS SEGMENT" means that part of the Scheme Consideration available until the expiry or termination of the Waiting Period from which Distributions of Distribution Entitlements of Admitted Reserve Creditors shall be made being, from time to time, the aggregate of the following:

                  (i)    the Basic Reserve Claims Segment;

                  (ii) any Reserve Claims Supplement arising under sub-clause 27(3) (or equivalent supplement pursuant to sub-clause 27(5));

                                     T3D-24

                              II.  THE CORP SCHEME

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               (iii)  any plc Receipts made available to Reserve Creditors as a result of the operation of clause 28; and

               (iv) any Reserve Rejected Claim Supplement made available to Reserve Creditors as a result of the operation of clause 29.

               The parts of the Reserve Claims Segment listed in (ii) - (iv) above shall be treated for all purposes as a supplement to the Basic Reserve Claims Segment and any entitlement to receive a distribution from the Basic Reserve Claims Segment shall be supplemented by an entitlement to receive a distribution of those other parts (if any) of the Reserve Claims Segment of the same proportion as the Distribution Entitlement of the relevant Scheme Creditor to the Basic Reserve Claims Segment is of the Basic Reserve Claims Segment (but such proportion shall be calculated after taking into account any increase in the size of the Basic Reserve Claims Segment resulting from Known Claims being Conclusively Rejected which results in the Distribution Entitlement to which the Known Creditor who would have been entitled had its Known Claim been Admitted being deducted from the Basic Known Claims Segment and becoming part of the Reserve Claims Segment pursuant to clause 29(1)(b)).

22. If a Known Claim is Admitted at a value higher than the value of that Known Claim set out in Schedule 3, the excess over the value set out in
       Schedule 3 shall be treated as an Admitted Reserve Claim.

INITIAL DISTRIBUTION AND FIRST INITIAL DISTRIBUTION

23.    (1)   Each Scheme Creditor who has a Submitted Scheme Claim which is
             Admitted before the expiry or termination of the Waiting Period shall be entitled to receive an Initial Distribution from:

             (a) the Known Claims Segment if its Admitted Scheme Claim is a Known Claim; or

             (b) the Reserve Claims Segment if its Admitted Scheme Claim is a Reserve Claim.

       (2) The Supervisors shall use reasonable endeavours to determine promptly whether or not a Submitted Scheme Claim shall be Admitted and, if they do so determine, shall promptly Admit that Submitted Scheme Claim.

       (3) As soon as reasonably practicable after a Scheme Claim has been Admitted it shall be the subject of a Distribution Notice.

       (4)   On the Effective Date:

             (a) Known Creditors whose Scheme Claims are Submitted on or before 5.00 p.m. (London time) on the First Claim Date and which have been listed in the First Initial Distribution Notice shall be Admitted by the Supervisors;

             (b) the Supervisors shall issue the First Initial Distribution Notice to the Escrow Trustee (with a copy to the Distribution Agent);

             (c) Scheme Creditors whose Scheme Claims are Submitted on or before 5.00 p.m. (London time) on the First Claim Date which are Admitted by the Supervisors on the Effective Date but which were not listed in the First Initial Distribution Notice shall be the subject of a Distribution Notice issued by the Supervisors to the Escrow Trustee (with a copy to the Distribution Agent) at the same time as the First Initial Distribution Notice; and

             (d) Scheme Creditors with Admitted Scheme Claims listed in the First Initial Distribution Notice or in any Distribution Notice issued pursuant to sub-clause 23(4)(c) shall be entitled to an Initial Distribution forthwith upon the issue of the First Initial Distribution Notice (and any Distribution Notice issued pursuant to sub-clause 23(4)(c)) in respect of such Admitted Scheme Claim and its Initial Distribution shall be made to its Eligible Recipient.

                                     T3D-25
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                              II.  THE CORP SCHEME

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      (5)   Scheme Creditors whose Scheme Claims are Submitted and which are
            Admitted before the expiry or termination of the Waiting Period but in respect of which a First Initial Distribution pursuant to sub-clause 23(4)(b) or an Initial Distribution pursuant to sub-clause 23(4)(c), is not made shall be entitled to an Initial Distribution in respect of such Admitted Scheme Claims and such distributions shall be made to their Eligible Recipients as soon as practicable after such claims have been Admitted.

      (6) The amount of the Initial Distribution (including, for the avoidance of doubt, the First Initial Distribution) from the Known Claims Segment to which an Admitted Known Creditor is entitled shall be calculated in accordance with the following formula:

           KDE =  AKC  X KCS
                  ---
                  KC

           where   KDE =  the Distribution Entitlement of the relevant Admitted Known
                          Creditor to each of the Elements of the Basic Scheme
                          Consideration in the Initial Distribution;
                   AKC =  the Admitted Known Claim of the relevant Admitted Known
                          Creditor;
                    KC =  the aggregate amount of the Known Claims; and
                   KCS =  separately, the amount of each of the Elements of the Basic
                          Scheme Consideration comprising the Basic Known Claims
                          Segment as at the Effective Time.

      (7) The amount of the Initial Distribution from the Reserve Claims Segment to which an Admitted Reserve Creditor is entitled shall be calculated in accordance with the following formula:

           RDE =  ARC  X KCS
                  ---
                  KC

           where   RDE =  the Distribution Entitlement of the relevant Admitted
                          Reserve Creditor to each of the Elements of the Basic Scheme
                          Consideration in the Initial Distribution;
                   ARC =  the Admitted Reserve Claim of the relevant Admitted Reserve
                          Creditor;
                    KC =  the aggregate amount of the Known Claims; and
                   KCS =  separately, the amount of each of the Elements of Basic
                          Scheme Consideration comprising the Basic Known Claims
                          Segment as at the Effective Time.

      (8) Any Distribution Notice given by the Supervisors to the Escrow Trustee (with a copy to the Distribution Agent) shall instruct the Escrow Trustee to direct the Distribution Agent to make a Distribution to all relevant Eligible Recipients referred to in the Distribution Notice in accordance with the terms of the Scheme.

      (9) Where in sub-clauses 21(3), 23(6), and 23(7) above any sum included in any of the terms AKC, KC and ARC is in a currency other than sterling then, for the purposes of calculating the relevant fraction, that sum shall be converted to sterling at the Scheme Rate.

      (10) In the case of a Scheme Claim in respect of Bonds which is Admitted where the aggregate total of all Distributions to Designated Recipients in respect of that claim is less than the Distribution to which the Eurobond Trustee or the Yankee Bond Trustee as appropriate in respect of that claim is entitled, the remainder of the Scheme Consideration shall be held by the Escrow Trustee and dealt with in accordance with the Escrow and Distribution Agreement.

TERMINATION OF THE WAITING PERIOD

24.   (1)   Subject to sub-clause 24(2), if at any time after the issue of the
            First Initial Distribution Notice the Supervisors are not satisfied that the Reserve Claims Segment is sufficient to make Distributions of

                                     T3D-26

                              II.  THE CORP SCHEME

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            Distribution Entitlements in respect of all Reserve Claims which have been, or are likely to be, Admitted, the following shall apply:

            (a) the Supervisors shall forthwith notify the Company and the Creditors' Committee;

            (b) the Waiting Period shall terminate and all entitlements of Admitted Scheme Creditors to Scheme Consideration which have not been the subject of a Distribution Notice shall be dealt with in accordance with the provisions of clause 25; and

            (c) for the avoidance of doubt, the provisions of this clause shall not affect the Distribution Entitlement of any Scheme Creditor whose Admitted Scheme Claim is the subject of a Distribution Notice issued prior to the issue of the Supervisors' notice in sub-clause 24(1)(a).

      (2) If a Scheme Claim is Submitted after the issue of the First Initial Distribution Notice which:

            (a) if immediately Admitted would result in the Supervisors not being satisfied that the Reserve Claims Segment is sufficient to make Distributions of Distribution Entitlements in respect of all Reserve Claims which have been, or are likely to be, Admitted; and

            (b) the Supervisors cannot immediately determine whether, or the extent to which, that Submitted Scheme Claim should be Admitted,

            the Supervisors may consider that Scheme Claim for a period of up to 30 Business Days from the date on which that Scheme Claim is Submitted (the "EXAMINATION PERIOD"). The Supervisors shall forthwith notify the Company and the Creditors' Committee of the commencement of the Examination Period. On, or prior to, the expiry of such 30 Business Days the Supervisors shall confirm to the Creditors' Committee and the Company whether or not they are satisfied that the Reserve Claims Segment shall be sufficient to make Distributions of Distribution Entitlements in respect of all Reserve Claims which have been, or are likely to be, Admitted. The issue of the Supervisors' confirmation or, if later, the expiry of the 30 Business Day period shall bring the relevant Examination Period to an end. If no confirmation is provided prior to the expiry of such 30 Business Days, the Supervisors are deemed to be not satisfied that the Reserve Claims Segment is sufficient to make Distributions of Distribution Entitlements in respect of all Reserve Claims which have been, or are likely to be, Admitted. If the Supervisors are (or are deemed to be) not satisfied that the Reserve Claims Segment is sufficient to make Distributions of Distribution Entitlements in respect of all Reserve Claims which have been, or are likely to be, Admitted sub-clauses 24(1)(a)-(c) shall apply. No Distribution Notice shall be issued during an Examination Period. For the avoidance of doubt, nothing in this sub-clause shall affect the Distribution Entitlement of any Scheme Creditor whose Admitted Scheme Claim has, prior to the commencement of the Examination Period, been the subject of a Distribution Notice.

FURTHER DISTRIBUTIONS

25.   (1)   Any Scheme Consideration which has not been the subject of a
            Distribution Notice by the termination or expiry of the Waiting
            Period (in this clause "UNDISTRIBUTED SCHEME CONSIDERATION") shall, from the termination or expiry of the Waiting Period, be dealt with as set out in this clause.

      (2) Before the Undistributed Scheme Consideration (if any) shall be available for making further Distributions pursuant to this clause 25 to Admitted Scheme Creditors which have already received or become entitled to receive an Initial Distribution, the Undistributed Scheme Consideration shall be used to reimburse the Company for any SDRT Expense that it has incurred in excess of L500,000. For the avoidance of doubt, the Company shall have no right to receive any such reimbursement in respect of the first L500,000 of SDRT Expense it incurs. The Supervisors, acting reasonably, shall determine which Elements of Scheme Consideration shall be utilised to effect the reimbursement, converting Elements into money as the Supervisors, acting reasonably, deem necessary to enable the reimbursement to be made. The Supervisors shall give the necessary

                                     T3D-27

                              II.  THE CORP SCHEME

--------------------------------------------------------------------------------

             directions to the Escrow Trustee and the Distribution Agent to effect the reimbursement of the Company pursuant to this clause.

       (3) Thereafter the Undistributed Scheme Consideration shall be used to make further Distributions to Eligible Recipients on the following basis:

             (a) the distinction between the Known Claims Segment and the Reserve Claims Segment shall no longer be relevant and the remainder of the segments shall be aggregated for future Distribution purposes;

             (b) the Supervisors' approach to further Distributions shall be in accordance with the approach a liquidator would take following Liquidation Distribution Principles including the following concepts:

                   (i) the setting of final dates by which a creditor must claim if it wishes to participate in a planned dividend;

                   (ii) in the case of claims which have not been Admitted at the time of the declaration of a dividend to creditors, the taking into account of any such disputed claim in setting the dividend on a prudent basis so that if the disputed claim is later Admitted, the relevant creditor shall receive the dividend it would have received if and to the extent its claim had been Admitted at the date of the relevant dividend;

                   (iii)  generally, the concept of pari passu distribution; and

                   (iv) any Scheme Creditor whose Scheme Claim is Admitted but whose Distribution Entitlement has not yet been satisfied shall be entitled to a Distribution in priority to the entitlement of other Admitted Scheme Creditors (whose entitlements to previous Distributions have been satisfied) to further Distributions until that Scheme Creditor is entitled to (and such entitlement is satisfied) the same rateable Distribution that other Admitted Scheme Creditors are entitled to (which entitlements have been satisfied).

       (4) The Supervisors, in deciding whether and, if so, when to direct a further Distribution, shall have regard to the cost of making the Distribution in relation to the value of the Undistributed Scheme Consideration to be distributed and may, acting reasonably, decide to delay directing a Distribution until such time (if any) as the costs of making the Distribution do not exceed the value of Scheme Consideration (or proceeds of sale of such Scheme Consideration) to be distributed.

THE COMPANY AS A CREDITOR OF PLC

26. Property received or receivable by the Company from plc from time to time by virtue of the Company being a creditor of plc (whether pursuant to the plc Scheme, any other scheme of arrangement for plc, any voluntary arrangement for plc or any liquidation of plc or otherwise) shall be available for distribution and shall be distributed by the Company to Admitted Scheme Creditors subject to, at the time, in the manner and on the basis set out in the Scheme. In the light of the position of Ancrane as a Scheme Creditor and a Bondholder and the Ancrane Direction, this may involve successive distributions between the Company and plc, either notional or actual, as provided for in this Scheme and the plc Scheme.

THE PLC DISTRIBUTION SUPPLEMENT

27.    (1)   Sub-clauses 27(2), (3) and (4) shall apply to the Initial
             Distribution if all of the conditions set out at (a) to (c) inclusive below are satisfied on the Effective Date:

             (a) the plc Scheme including provisions in the form or substantially the form of that set out in Schedule 2 becomes effective;

             (b) the plc Scheme supervisors admit the Company's claim against plc pursuant to the plc Scheme; and

             (c)   (i)   the Known Claim of Ancrane is Admitted by the
                         Supervisors; or

                                     T3D-28
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                              II.  THE CORP SCHEME

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               (ii)   either (or both) of the Known Claims of the Eurobond
                      Trustee are Admitted by the Supervisors; or

               (iii) either (or both) of the Known Claims of the Yankee Bond Trustee are Admitted by the Supervisors.

      (2) To give effect to clause 26 and on the conditions in sub-clause 27(1) being satisfied on the Effective Date, the Supervisors shall agree with the plc Scheme supervisors a distribution model simulating successive distributions to the Company in the plc Scheme and to plc in the Scheme (pursuant to the Ancrane Direction) (using the figures for the Company's claim against plc, Ancrane's claim against the Company as actually admitted by the Supervisors of the respective Schemes and Ancrane's holding of Bonds) in order to produce a net additional amount of Scheme Consideration available for Distribution to Admitted Scheme Creditors with the Initial Distribution (such net additional amount being the "PLC DISTRIBUTION SUPPLEMENT"). The plc Distribution Supplement shall be distributed to Eligible Recipients at the times and in the manner set out sub-clauses 27(3) and 27(4).

      (3) The Elements of the plc Distribution Supplement shall for these purposes be treated as being made up of two parts as follows:

            (a) the "KNOWN CLAIMS SUPPLEMENT" which shall be the plc Distribution Supplement less the Reserve Claims Supplement; and

            (b) the "RESERVE CLAIMS SUPPLEMENT" which shall be the same proportion of the plc Distribution Supplement as the Basic Reserve Claims Segment (which for this purpose shall be calculated after taking into account any increase in the size of the Basic Reserve Claims Segment resulting from Known Claims being Conclusively Rejected and the Distribution Entitlement of the Known Creditor who would have been entitled had its Known Claim been Admitted rather than Conclusively Rejected becoming part of the Reserve Claims Segment pursuant to clause 29(1)(b)) is of the Basic Scheme Consideration (which for this purpose shall be calculated after taking into account any decrease in the size of the Basic Known Claims Segment resulting from:

                  (A) Known Claims being Conclusively Rejected resulting in a Rejected Claims Supplement being deducted from the Basic Known Claims Segment pursuant to sub-clause 29(1)(a) and becoming available for distribution to Scheme Creditors in accordance with sub-clause 29(2); and/or

                  (B) Known Claims being Conclusively Rejected resulting in the Distribution Entitlement to which the Known Creditor who would have been entitled had its Known Claim been Admitted being deducted from the Basic Known Claims Segment and becoming part of the Reserve Claims Segment pursuant to clause 29(1)(b)).

      (4)   (a)   The Elements of the Known Claims Supplement shall be
                  distributed to Admitted Known Creditors at the same time as the Initial Distribution.

            (b) The Elements of the Reserve Claims Supplement shall be distributed to Admitted Reserve Creditors at the same time as the Initial Distribution.

      (5)   (a)   For the purposes of Distributions under the Scheme:

                  (i)   other than the Initial Distribution; and/or

                  (ii) as regards the Initial Distribution if the provisions of sub-clauses 27(2)-27(4) inclusive do not come into force because one or more of the conditions in sub-clause 27(1) is not satisfied, the Supervisors may agree similar or analogous arrangements to those in sub-clause 27(2) (a "MODEL") with the supervisors of the plc Scheme (if any, or, if none, any other duly

                                     T3D-29
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                              II.  THE CORP SCHEME

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                  authorised representative of plc) where, acting reasonably, the Supervisors consider that to do so shall be in the interests of Admitted Scheme Creditors.

            (b) If a model is agreed pursuant to sub-clause 27(5)(a) prior to the expiry or termination of the Waiting Period, the equivalent of the plc Distribution Supplement thereby created shall be apportioned in the same manner as provided for in sub-clause 27(3), otherwise no apportionment shall be made.

            (c) Any supplement arising pursuant to sub-clause 27(5)(a)(ii) which shall be apportioned in accordance with sub-clause 27(5)(b) shall be distributed at the same times and in the same manner as provided for in sub-clause 27(4).

            (d) Any supplement arising pursuant to sub-clause 27(5)(a)(i) prior to the expiry or termination of the Waiting Period shall become available for distribution following apportionment under sub-clause 27(5)(b) and the Supervisors shall promptly issue a Distribution Notice to the Escrow Trustee (with a copy to the Distribution Agent) in respect of the distribution of the relevant amount of the supplement to which Admitted Known Creditors are entitled pursuant to sub-clause 21(4)(a) and the relevant amount of the Reserve Claim Supplement to which Admitted Reserve Creditors are entitled pursuant to sub-clause 21(4)(b) to Eligible Receipts in respect of the previously Admitted Claims provided that the costs of making that Distribution would not exceed the value of the Scheme Consideration to be distributed.

            (e) Any supplement arising pursuant to sub-clause 27(5)(a)(i) after the expiry or termination of the Waiting Period shall be distributed in accordance with the provisions of clause 25.

PLC RECEIPTS

28.   (1)   As regards:

            (a) the Initial Distribution if the provisions of sub-clauses 27(2) - 27(4) above do not come into force for any reason; and

            (b)   any Distributions other than the Initial Distribution,

            in each case, to the extent that relevant similar or analogous arrangements as referred to in clause 27(5) are not agreed in respect of the Company's entitlement to the plc Receipts, Admitted Scheme Creditors shall be entitled to all plc Receipts from time to time which shall be held on trust for Scheme Creditors under the Scheme.

      (2) If plc Receipts arise pursuant to sub-clause 28(1) prior to the expiry or termination of the Waiting Period, those plc Receipts shall be apportioned in the same manner as provided for in sub-clause 27(3), otherwise no apportionment shall be made.

      (3) Any plc Receipts arising pursuant to sub-clause 28(1)(a) which shall be apportioned in accordance with sub-clause 28(2) shall be distributed at the same times and in the same manner as provided for in sub-clause 27(4).

      (4) Any plc Receipts arising pursuant to sub-clause 28(1)(b) prior to the expiry or termination of the Waiting Period shall become available for distribution following apportionment under sub-clause 28(2) and the Supervisors shall promptly issue a Distribution Notice to the Escrow Trustee (with a copy to the Distribution Agent) in respect of the distribution of the relevant amount of the supplement to which Admitted Known Creditors are entitled pursuant to sub-clause 21(4)(a) and the relevant amount of the Reserve Claim Supplement to which Admitted Reserve Creditors are entitled pursuant to sub-clause 21(4)(b) to Eligible Recipients in respect of the previously Admitted Claims provided that the costs of making that Distribution would not exceed the value of the Scheme Consideration to be distributed.

      (5) Any plc Receipts arising pursuant to sub-clause 28(1)(b) after the expiry or termination of the Waiting Period shall be distributed in accordance with the provisions of clause 25.

                                     T3D-30
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                              II.  THE CORP SCHEME

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REJECTED CLAIMS

29.    (1)   Where a Known Claim is Conclusively Rejected before the expiry or termination of the Waiting Period, the Distribution Entitlement to which the Known Creditor would have been entitled, had its Known
             Claim been Admitted rather than Conclusively Rejected, shall:

             (a) if the quantum of the Known Claim which is Conclusively Rejected exceeds L250,000,000 (such Distribution Entitlement being a "REJECTED CLAIM SUPPLEMENT"), be deducted from the Known Claims Segment and be apportioned as follows:

                   (i) the "KNOWN REJECTED CLAIM SUPPLEMENT" which shall be the Rejected Claim Supplement less the Reserve Rejected Claim Supplement; and

                   (ii) the "RESERVE REJECTED CLAIM SUPPLEMENT" which shall be the same proportion of the Rejected Claim Supplement as the Basic Reserve Claims Segment (which for this purpose shall be calculated after taking into account any increase in the size of the Basic Reserve Claims Segment resulting from Known Claims being Conclusively Rejected and the Distribution Entitlement of the Known Creditor who would have been entitled had its Known Claim been Admitted rather than Conclusively Rejected becoming part of the Reserve Claims Segment pursuant to clause 29(1)(b)) is of the Basic Scheme Consideration (which for this purpose shall be calculated after taking into account any decrease in the size of the Basic Known Claims Segment resulting from:

                         (A) Known Claims being Conclusively Rejected resulting in a Rejected Claims Supplement being deducted from the Basic Known Claims Segment pursuant to sub-clause 29(1)(a) and becoming available for distribution to Scheme Creditors in accordance with sub-clause 29(2); and/or

                         (B) Known Claims being Conclusively Rejected resulting in the Distribution Entitlement to which the Known Creditor who would have been entitled had its Known Claim been Admitted being deducted from the Basic Known Claims Segment and becoming part of the Reserve Claims Segment pursuant to clause 29(1)(b)); and

             (b) if the quantum of the Known Claim (or part thereof) which is Conclusively Rejected is less than or equal to L250,000,000, be deducted from the Known Claims Segment and form part of the Reserve Claims Segment and therefore not be available for distribution to Admitted Scheme Creditors as a Rejected Claim Supplement pursuant to sub-clause 29(2).

       (2) A Rejected Claim Supplement shall become available for distribution following apportionment under sub-clause 29(1)(a) and the Supervisors shall promptly issue a Distribution Notice to the Escrow Trustee (with a copy to the Distribution Agent) in respect of the distribution of the amount of the Known Rejected Claim Supplement to which Admitted Known Creditors are entitled pursuant to sub-clause 21(4)(a) and the amount of the Reserve Rejected Claim Supplement to which Admitted Reserve Creditors are entitled pursuant to sub-clause 21(4)(b) to Eligible Recipients in respect of the previously Admitted Claims.

       (3)   For the purposes of distributing the Rejected Claim Supplement; if:

             (a) the plc Scheme including provisions in the form or substantially in the form of that set out in Schedule 2 becomes effective;

             (b) the plc Scheme supervisors admit the Company's claim against plc pursuant to the plc Scheme;

             (c)   (i)   the Known Claim of Ancrane is Admitted by the
                         Supervisors; or

                   (ii) either (or both) the Known Claims of the Eurobond Trustee are Admitted the Supervisors; or

                                     T3D-31
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                              II.  THE CORP SCHEME

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                  (iii)  either (or both) the Known Claims of the Yankee Bond
                         Trustee are Admitted by the Supervisors; and

            (d) the waiting period under the plc Scheme has not been terminated or expired,

            the Supervisors may agree similar or analogous arrangements to those in sub-clause 27(2) with the supervisors of the plc Scheme (if any, or, if none, any other duly authorised representative of plc) where, acting reasonably, the Supervisors consider that to do so would be in the best interests of Admitted Scheme Creditors.

GENERAL PROVISIONS ON DISTRIBUTIONS

30.   (1)   No Scheme Creditor shall have any right to disturb a prior
            Distribution, whether on the grounds that there remains insufficient
            Scheme Consideration to satisfy that creditor's Distribution
            Entitlement (if any) or otherwise.

      (2) The Supervisors shall give all necessary directions and issue all necessary Distribution Notices to the Escrow Trustee (with a copy to the Distribution Agent) to enable Distributions to be made in accordance with the Scheme. The issue by the Supervisors of directions in accordance with this sub-clause 30(2) shall be a complete discharge of the Supervisors' responsibilities with respect to such Distributions. Without prejudice to the generality of the previous sentence, the Supervisors shall not be liable in any way whatsoever for any acts or omissions of the Escrow Trustee, the Distribution Agent or Bondholder Communications in respect of those directions.

      (3) Subject always to sub-clause 30(1) an Admitted Scheme Claim may be withdrawn or reduced as to the amount claimed by agreement between the Supervisors and the relevant Scheme Creditor.

      (4) Any sums of cash or rights or benefits paid, transferred or credited to the Escrow Trustee pursuant to clause 34 shall be distributed together with, or, as appropriate, in place of, and at the same time as, the New Rights to which such sum of cash or other rights or benefits relate.

      (5)   (a)   Elections may be made in Claim Forms and Account Holder
                  Letters for the Eligible Recipient:

                  (i) to receive any New Creditor Shares in the form of ADRs; and/or

                  (ii) subject to the thresholds described in Recital J being met, to receive euro-denominated or US dollar-denominated New Senior Notes (but not both); and/or

                  (iii) to receive any New Creditor Shares:

                        (A)  in certificated form; or

                        (B)  into an account held with CREST.

            (b)   The Company shall pay any applicable SDRT Expense.

            (c) Where there are any New Creditor Shares which are not sufficient in number to equate to one ADR and which therefore cannot be transferred to the ADR Depositary in accordance with the terms of the Escrow and Distribution Agreement, the Supervisors shall direct the Escrow Trustee to procure that the Distribution Agent, acting on behalf of the Escrow Trustee shall sell those New Creditor Shares and remit the proceeds to augment the Reserve Claims Segment.

      (6) Eligible Recipients shall receive Distributions in accordance with the provisions of the Scheme provided that no fraction of a New Share and no fraction of a New Note shall be transferred, allotted or issued to any Eligible Recipient but:

            (a) if the New Creditor Shares or New Notes or any of them are Listed all fractions of such Listed New Creditor Shares or New Notes which, but for this proviso, any such Eligible

                                     T3D-32
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                              II.  THE CORP SCHEME

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                  Recipients would have received shall be aggregated and sold in the market and the net proceeds of sale shall comprise part of the Reserve Claims Segment; and

            (b) if any of the New Creditor Shares or New Notes are not listed, all entitlements of Eligible Recipients to all fractions of such New Creditor Shares and New Notes which, but for this proviso any such Eligible Receipts would have received, shall be rounded down to zero and the fractions shall comprise part of the Reserve Claims Segment.

      (7)   (a)   New Creditor Shares and New Notes will not be distributed to or to the order, or for the account or benefit, of any person where such distribution would be prohibited by any applicable law or regulation, or so prohibited except after compliance with conditions or requirements that are unduly onerous. Where any determination is required as to whether the conditions or requirements of applicable law or regulation are "unduly onerous," such determination will be made by the Company with the advice of legal counsel and having due regard for the number of Scheme Creditors and Bondholders that are or may be located in the relevant jurisdiction, the value of the securities to which such persons are or may be entitled pursuant to the Scheme, the extent to which the requirements of the laws and regulations of such jurisdiction as applied to the Scheme are uncertain, the nature and extent of the risks or penalties associated with any violation of those legal or regulatory requirements and the costs, administrative burden and timing implications of taking such action (if any) as might permit distributions of securities to be made in that jurisdiction (including pursuant to any available exemptions) in accordance with applicable legal and regulatory requirements.

            (b) Notwithstanding the foregoing, distribution of New Creditor Shares and New Notes will not be refused on the grounds of any legal or regulatory prohibition of general application under the laws of any Unrestricted Jurisdiction, unless there has been a Change of Law.

            (c) New Creditor Shares and New Notes will not be distributed to or to the order of any Scheme Creditor or Bondholder located in a Restricted Jurisdiction, except that New Creditor Shares and New Notes will be distributed to or to the order of:

                  (i) any Scheme Creditor or Bondholder located in France if the Scheme Creditor or (as the case may be) the Bondholder and any Designated Recipient of such Bondholder is a "qualified investor" as defined in Article L.411-2 of the French Monetary and Financial Code;

                  (ii) any Scheme Creditor or Bondholder located in Italy, if CONSOB has confirmed that such distribution does not constitute a public offering under Italian securities legislation;

                  (iii) any Bondholder located in Italy, if the number of such persons does not exceed 200;

                  (iv) any Scheme Creditor other than a Bondholder located in Italy, if:

                        (A) such person is a "professional investor" as defined in the Consolidated Financial Act Article 30, paragraph II and in CONSOB Regulation 11522/1998
                             Article 31, paragraph II; or

                        (B) such person is not a "professional investor" as so defined but the number of such persons that are not "professional investors" does not exceed 200; and

                  (v) any Scheme Creditor or Bondholder located in the US states of Arizona, California, Colorado, Connecticut, Illinois, Ohio and Vermont if such persons falls within one of the relevant categories of persons set out in
                        Schedule 4.

            Notwithstanding the foregoing, New Creditor Shares and New Notes may be distributed to or to the order of persons located in a Restricted Jurisdiction to the extent that there has been a Change of Law.

                                     T3D-33
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                              II.  THE CORP SCHEME

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      (d)   Notwithstanding the provisions of sub-clause (c) above, if the confirmations required by box 3 of the Claim Form or section 5, paragraphs (D), (E) and (F) of the Account Holder Letter are given in the form requested by the Claim Form or the Account Holder Letter (as the case may be), then distribution of New Creditor Shares and New Notes to or to the order of the relevant persons will not be refused on the grounds of any legal or regulatory prohibition of general application under the laws of any Restricted Jurisdiction, unless:

            (i) the Company determines that such confirmations have been given inappropriately on the basis that information provided in or in connection with the transmittal of the Claim Form or Account Holder Letter indicates that such Claim Form has been submitted by, or such Account Holder Letter has been delivered on behalf of, or delivery of securities is being requested to or for the account or benefit of, a person that is located in a Restricted Jurisdiction and that could not be eligible to receive the securities under any provision described in sub-clause 30(7)(c);

            (ii) the Company obtains actual knowledge that such confirmations are false; or

            (iii) there has been a Change of Law.

            Notwithstanding the foregoing, New Creditor Shares and New Notes will be distributed in Italy pursuant to sub-clauses 30(7)(c)(ii), 30(7)(c)(iv)(B) (to the extent applicable) without regard to whether the required confirmations have been inappropriately or falsely given in any relevant Claim Form or Account Holder Letter.

      (e) To the extent that New Creditor Shares or New Notes that would otherwise be deliverable pursuant to the Scheme cannot be delivered because of a legal or regulatory prohibition described in sub-clause 30(7) (a) above, such New Creditor Shares or New Notes will not be delivered and instead:

            (i) in the case of New Creditor Shares or New Notes that are listed on a securities exchange, such New Creditor Shares or New Notes will be sold and the net proceeds of such sale delivered to the relevant person in full satisfaction of the rights of such person in respect of such New Creditor Shares or New Notes under the Scheme, all as more particularly specified in the Escrow and Distribution Agreement; and

            (ii) in the case of New Creditor Shares or New Notes that are not listed on a securities exchange, the relevant person will receive a sum in cash which is substantially equivalent in value to such New Creditor Shares or New Notes, such sum to be determined by agreement between the Company and the Supervisors or absent such agreement by adjudication under
                  Part VI and the Supervisors shall direct the sale of the New Creditor Shares and/or New Notes to which the relevant person would otherwise have been entitled.

      (8) The Supervisors shall give all appropriate directions to the Escrow Trustee (with a copy to the Distribution Agent) to give effect to this clause 30.

      (9) Any sale referred to in this clause 30 shall be made for the best terms reasonably available at the time of the sale and shall be undertaken on behalf of the person absolutely entitled to the relevant asset and none of the Supervisors, the Company, the Escrow Trustee, the Distribution Agent, the Registrars or any other person shall be responsible for any loss arising from the terms or timing of the sale.

      (10) For the avoidance of doubt, a Scheme Creditor must comply with the terms of the Scheme, including submitting a Claim Form in accordance with the provisions of clause 12, in order for its Eligible Recipient to receive any Distributions of Scheme Consideration to which that Scheme Creditor's Scheme Claim might entitle it.

                                     T3D-34
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                                    PART IV

                          FURTHER PROVISIONS REGARDING
                      THE ISSUE OF NEW SHARES AND WARRANTS

31. The following shall apply in relation to the allotment and issue of the New Shares and the Warrants in pursuance of the Scheme:

       (1) The New Shares shall be allotted and issued by the Company to the Escrow Trustee by means of credit to an appropriate CREST account of the Escrow Trustee or its nominee.

       (2) Each New Share shall be allotted and issued credited as fully paid in consideration of:

             (a) the release of Scheme Claims which are the subject of the First Initial Distribution Notice on the basis set out in the Scheme; and/or (as the case may be)

             (b) the agreement of Scheme Creditors with other Scheme Claims not to commence or continue Prohibited Proceedings in respect of such Scheme Claims as set out in clauses 2 to 5,

             (such consideration being in aggregate net of the amount of the Cash and the face value of the New Notes).

       (3) The plc Shareholders shall receive the plc Shareholder Stock on the following basis:

             (a) each plc Shareholder shall be provisionally allocated one New Share from the plc Shareholder Stock in respect of every 559 ordinary shares of nominal value 5p each in the capital of plc ("PLC SHARES") which it holds on the last day of dealings in those shares prior to the Effective Date (the "REGISTER DATE"). No fractions of New Shares shall be provisionally allocated to plc Shareholders.

             (b) each plc Shareholder who holds less than 559 plc Shares at the Register Date shall be allocated one New Share from those New Shares not distributed by virtue of the prohibition against the allocation of fractions of New Shares set out in sub-clause 31(3)(a) ("RESIDUAL SHARES"). If there are insufficient Residual Shares to enable one New Share to be allocated to each such plc Shareholder (the "SHORTFALL"), sub-clause 31(3)(c) shall apply until the Shortfall has been eliminated. If there are Residual Shares in excess of the number of New Shares required to ensure that each plc Shareholder is allocated one New Share from the plc Shareholder Stock pursuant to sub-clause 31(3)(a) (the "EXCESS"), sub-clause 31(3)(d) shall apply.

             (c)   (i)   One New Share shall be deducted from the provisional
                         allocation of each plc Shareholder beginning with the plc Shareholder receiving the highest provisional allocation (from which no New Share has been deducted under this sub-clause) and continuing with the plc
                         Shareholder with the next highest provisional allocation.

                   (ii) Where more than one plc Shareholder has the same provisional allocation and a deduction pursuant to sub-clause 31(3)(c)(i) is required to be made from the provisional allocation of one such plc Shareholder, such deduction shall be made in the alphabetical order of the first letter of the surname or corporate name (or first surname or corporate name if more than one) of such plc Shareholders as they appear in the register of the members of plc.

                   (iii) Deductions pursuant to sub-clauses 31(3)(c)(i) and
                         31(3)(c)(ii) shall continue until the number of New Shares so deducted equals the Shortfall.

             (d)   (i)   If the Company reasonably believes that the New Shares
                         shall be (and they are in fact) Listed within 30
                         Business Days of the Effective Date, the Registrars shall use reasonable endeavours to procure the sale of the Excess on the London Stock Exchange and the net proceeds of sale shall be paid to the Company for its benefit.

                                     T3D-35
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                   (ii)  In any other circumstances, the Registrars shall use reasonable endeavours to procure the sale of the Excess and the net proceeds of such sale shall be paid to the Company for its benefit.

             (e) Once the provisional allocations under this sub-clause have been finalised they shall be treated as final allocations and distributed to plc Shareholders as soon as reasonably practicable in the manner provided for in the Escrow and Distribution Agreement.

       (4) The Warrants shall be allotted and issued by the Company prior to the Effective Date and the Registrars shall hold the Warrants for the benefit of the plc Shareholders to be distributed to (or, as the case may be, sold in the market as provided in sub-clause 31(6)(b)) as directed by the Company in accordance with the terms of the Scheme.

       (5) Each plc Shareholder shall be allocated one warrant in respect of every 56 plc Shares which it holds at the Register Date. No fractions of Warrants shall be allocated to plc Shareholders.

       (6)   (a)   New Shares and Warrants will not be distributed to or to the order, or for the account or benefit, of any plc Shareholder where such distribution would be prohibited by any applicable law or regulation, or so prohibited except after compliance with conditions or requirements that are unduly onerous
                   (determined in accordance with sub-clause 30(7)(a)).
                   Accordingly,

                   (i) New Shares and Warrants will not be distributed to any plc Shareholder that is shown in the register of plc Shareholders as having a registered address in Malaysia, unless there has been a Change of Law; and

                   (ii) Warrants will not be distributed to any plc Shareholder that is shown in the register of plc Shareholders as having a registered address in Italy, unless:

                         (A) CONSOB has confirmed that such distribution does not constitute a public offering under Italian securities legislation; or

                         (B) the number of such plc Shareholders does not exceed 200; or

                         (C)  there has been a Change of Law.

             (b) To the extent that New Shares or Warrants that would otherwise be deliverable to a plc Shareholder cannot be delivered because of a legal or regulatory prohibition described in sub-clause 31(6)(a) above, such New Shares or Warrants will not be delivered and instead the Registrars shall use reasonable endeavours to sell such New Shares or Warrants and will pay the net proceeds of such sale (if any) to the relevant plc Shareholder in full satisfaction of the rights of such plc Shareholder in respect of such New Shares or Warrants under the Scheme, all as more particularly specified in the Escrow and Distribution Agreement.

       (7) Any sale pursuant to clause 31 shall be for the best terms reasonably available at the time of the sale and shall be undertaken on behalf of the relevant plc Shareholders and none of the Supervisors, the Company, the Escrow Trustee, the Distribution Agent, the Registrars or any other person shall be responsible for any loss arising from the terms or timing of the sale or the failure to procure any purchaser for all or any plc Shareholder Stock or Warrants to be sold pursuant to clause 31.

32. The plc Shareholder Stock and the Warrants shall only be available for the purposes of Distributions to plc Shareholders (or sale) pursuant to clause 31.

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                                     PART V

                      ESCROW AND DISTRIBUTION ARRANGEMENTS

ESCROW AND DISTRIBUTION AGREEMENT

33. On the Effective Date, those provisions of the Escrow and Distribution Agreement which have not already come into force shall come into force in accordance with its terms. In particular, but without limitation, the Company, forthwith upon the Effective Date, shall allot and issue or, as the case may be, pay the Basic Scheme Consideration (and the plc Shareholder Stock) to the Escrow Trustee or its nominee to be dealt with in accordance with the Escrow and Distribution Agreement. Any plc Receipts shall (as soon as practicable after receipt by the Company) be paid or transferred to the Escrow Trustee to be dealt with in accordance with the Escrow and Distribution Agreement.

SCHEME CONSIDERATION AND PLC SHAREHOLDER STOCK WHEN HELD IN ESCROW BY THE ESCROW TRUSTEE

34. All of the Scheme Consideration allotted, issued and/or transferred to the Escrow Trustee or its nominee shall be held by the Distribution Agent or the Escrow Trustee's nominee, as the case may be as custodian for the Escrow Trustee. The Escrow Trustee shall hold that Scheme Consideration on bare trust absolutely for the Scheme Creditors on the basis set out in the Escrow and Distribution Agreement and all of the plc Shareholder Stock allotted, issued or transferred to the Escrow Trustee shall be held by the Escrow Trustee on trust absolutely for the plc Shareholders. In each case and so as to bind the Scheme Creditors and any person deriving title from them, the Scheme Consideration shall be applied by the Escrow Trustee on behalf of the Scheme Creditors absolutely entitled to it, in accordance with the Escrow and Distribution Agreement and the provisions of the Scheme. Subject to the provisions of the Escrow and Distribution Agreement, the Escrow Trustee shall at no time whatsoever, either present or future, have any beneficial interest in the Scheme Consideration or the plc Shareholder Stock.

35. Whilst any New Shares, New Notes or any Cash are held by, or on behalf of, the Escrow Trustee:

       (1) dividends paid on (or any other rights or benefits added or attached to) such New Shares; and/or

       (2) interest accrued on any such Cash or interest paid on any such New Notes; and/or

       (3) any cash arising from the prepayment by the Company of any such New Senior Notes or New Junior Notes in accordance with their terms and any interest accruing thereon,

       shall be paid, transferred or credited to the Escrow Trustee to hold on the terms of the Escrow and Distribution Agreement.

36. The Escrow Trustee shall not exercise any voting rights attaching to any New Notes or New Shares held in escrow.

37.    (1)   The Escrow Trustee's liabilities as trustee shall be solely those arising out of its trusteeship and other obligations set out in the Escrow and Distribution Agreement.

       (2) The Distribution Agent's liabilities as custodian for the Escrow Trustee and as distribution agent shall be solely those arising out of its custodianship and other obligations set out in the Escrow and Distribution Agreement.

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                                    PART VI

                            INDEPENDENT ADJUDICATION

38. If any question or issue in relation to the existence or quantum of a Scheme Claim shall be referred for adjudication as a result of an election made pursuant to clause 17 or the question of what sum an Eligible Recipient shall be entitled to shall be referred for adjudication pursuant to sub-clause 30(7)(e)(ii) the question or issue shall be referred for adjudication to an individual agreed between the Supervisors and the relevant Scheme Creditor (the "COUNTERPARTY"), such individual to be an independent third party considered by the Supervisors and the Counterparty to be a fit and proper person duly qualified to adjudicate on the question or issue, or in the absence of any such agreement between the Supervisors and the Counterparty within 10 Business Days of the election, to an individual nominated by The President of the Law Society of England and Wales.

39. The individual to whom the question or issue is referred (the "ADJUDICATOR") shall be entitled to prescribe such reasonable provisions and procedures as, in his absolute discretion, he may consider appropriate for the purposes of assisting him in reaching his decision, and shall be entitled for such purpose to call for such evidence in relation to the question or issue referred to him as he may require, provided that the Counterparty and the Company shall always be afforded a reasonable opportunity to make oral submissions to the Adjudicator. In any one adjudication, such oral submissions shall not in aggregate occupy more than one working day save with the approval, in his absolute discretion, of the Adjudicator.

40. With regard to any adjudication before him, the Adjudicator may make such directions in respect of payment of his remuneration and in respect of the costs, charges and expenses incurred by him, the Supervisors, the Company or the Counterparty as he shall think just. In particular, but without limitation, one party may be directed to pay remuneration and costs, charges and expenses of another party if, in the opinion of the Adjudicator, any such party has made a claim, relied on a defence or otherwise howsoever conducted himself in relation to the adjudication in a manner which is frivolous, vexatious or had no reasonable prospect of success.

41. If the Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by the Supervisors or by the Company, the same shall forthwith be paid in full by the Company.

42. If the Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by the Counterparty, the same shall forthwith be paid in full by the Counterparty and, if not so paid then, for the purposes of determining whether such Counterparty is entitled to participate in any Distribution under the Scheme, he shall be treated as having received on account an advance distribution under the Scheme equal to the amount which he has been directed to pay.

43. Subject to any directions which may be given by the Adjudicator in accordance with clause 40, the Company shall pay all costs, charges and expenses incurred by the Adjudicator in the course of exercising and performing his powers, duties and functions under the Scheme and shall pay such remuneration to the Adjudicator for the exercise and performance of his powers, duties and functions as may be agreed between the Adjudicator and the Supervisors and approved by the Creditors' Committee.

44. The Adjudicator shall notify the Supervisors and the relevant Counterparty of his decision by notice in writing by Post as soon as practicable.

45. Subject to any mandatory applicable law, the determination of the Adjudicator of any question or issue shall be final and binding on the Company, the Supervisors and the Counterparty and, for the avoidance of doubt, there shall be no right of appeal therefrom, and no right to make any claim against the Adjudicator in respect thereof. For the avoidance of doubt, this exclusion of any right of appeal shall operate only to the extent permitted by law.

46. If at the expiration of 6 months in the case of a question or issue referred for adjudication as a result of an election made pursuant to clause 17 or of 3 months in the case of a question or issue referred for adjudication pursuant to sub-clause 30(7)(e)(ii) no decision on such question or issue has been reached by an Adjudicator, then nothing in this Scheme shall preclude the Counterparty from taking any appropriate action in the Court for the purposes only of securing a determination of the question or issue concerned.

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                                    PART VII

                                THE SUPERVISORS

47. The Supervisors shall have the powers, duties and functions conferred upon them by the Scheme and any other documents entered into pursuant to the Scheme.

48. The Supervisors shall be a minimum of two individuals (and not more than three) who are each licensed insolvency practitioners and duly qualified in the reasonable opinion of the Company and the Creditors' Committee to discharge the function of the Supervisors under the Scheme. The initial Supervisors shall be Philip Wedgwood Wallace and Richard Heis of KPMG LLP, 8 Salisbury Square, London EC4Y 8BB, England.

49. The Supervisors, or any of them, may resign their appointment at any time by giving not less than 28 days' notice in writing to the Company and the Creditors' Committee or such shorter period as may be agreed by the Company and the Creditors' Committee.

50. The office of Supervisor shall be vacated by an appointee to that office if that appointee:

       (1)   dies, becomes bankrupt or mentally disordered; or

       (2) is convicted of an indictable offence (other than a road traffic offence); or

       (3) resigns his office by 28 days' notice in writing to the other Supervisors; or

       (4)   ceases to be a licensed insolvency practitioner.

51. In the event of a vacancy in the office of the Supervisors pursuant to clauses 49 and 50, the Company and the Creditors' Committee (acting in accordance with sub-clause 82(2)) shall, if required, forthwith appoint as a replacement Supervisor a person who is suitably qualified so to act pursuant to clause 48 and not disqualified to act under clause 50 and who consents to act as Supervisor.

52. The functions and powers of the Supervisors under the Scheme may be performed and exercised jointly or severally and any act required to be done by the Supervisors pursuant to the Scheme may be done by all or any one or more of them.

53.    (1)   The Supervisors shall supervise, and carry out their functions as set out in, the Scheme.

       (2) Without prejudice to the generality of sub-clause 53(1), the Supervisors shall:

             (a) execute an accession letter to the Escrow and Distribution Agreement on the Effective Date and on and from the Effective Date, perform their obligations and duties thereunder;

             (b) prepare a report on the conduct of the affairs of the Company in relation to the Scheme and the operation of the Scheme during each period of 12 months since the later of the Effective Date and the date when the last such report was prepared;

             (c) attend meetings of the Creditors' Committee and meetings of the Scheme Creditors convened and operated in accordance with
                   Part IX to discuss such reports or if requested by the party convening the meeting for any other purpose in relation to the operation of this Scheme; and

             (d) maintain a record of Scheme Creditors entitled to attend meetings of Scheme Creditors based on information contained in Claim Forms and supplied by Bondholder Communications to the Supervisors in accordance with the terms of the Escrow and Distribution Agreement.

54. The Supervisors shall, with effect from the Effective Date, ensure that there is in force in relation to the Company such bond as would have had to be in force if the Company had been wound up in England on the Effective Date and they had been appointed as liquidators of the Company.

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55.    Without prejudice to the generality of clause 53, in carrying out their functions and powers under the Scheme, the Supervisors shall be entitled:

       (1) to admit or refuse to admit Scheme Claims Submitted by Scheme Creditors (including to ensure the Company properly conducts its defence of any Prohibited Proceedings and/or any Allowed Proceedings) and direct:

             (a)   Distributions; and

             (b) realisations of Scheme Consideration to generate cash for Distributions by the Distribution Agent in accordance with the Scheme and the Escrow and Distribution Agreement;

       (2) to have access at all reasonable times to all relevant employees, books, papers and other documents of the Company and to receive all such information from the Company as they may reasonably require in relation to their duties as Supervisors and to receive the reasonable co-operation of the Company in connection with the conduct of any Prohibited Proceedings, any Allowed Proceedings or defending any Proceedings against the Supervisors in respect of carrying out their functions and exercising their powers under the Scheme;

       (3) to delegate to any Employee all or any of the functions, powers, rights, authorities and discretions conferred upon the Supervisors under the Scheme and from time to time to revoke any such delegation, provided that the Supervisors shall be responsible for any act or omission of any such employee or delegate to the same extent as if they had expressly authorised it;

       (4) to be remunerated by the Company for the carrying out of such functions and powers (in the case of the initial Supervisors, Philip Wedgwood Wallace and Richard Heis, such remuneration to be calculated by reference to the Supervisors' Engagement Letter) and to be reimbursed by the Company for all expenses properly incurred by them in connection with this clause including any adverse costs ordered to be paid by the Supervisors as a result of any Proceeding in connection with the Scheme;

       (5) to defend any proceedings against them in respect of carrying out their functions and exercising their powers under the Scheme;

       (6) to apply to the Court for directions in relation to any particular matter arising in the course of the Scheme;

       (7) to liaise with the Creditors' Committee and to attend Creditors' Committee meetings;

       (8) to convene a meeting of Scheme Creditors in accordance with Part IX, if appropriate; and

       (9) to exercise such powers as are necessary or desirable to enable them to fulfil their functions under the Scheme and to do all other things incidental to the exercise of the functions and powers referred to in this and clause 53.

56. Save as expressly set out in this Scheme, the Supervisors shall be entitled to employ and remunerate accountants, actuaries, lawyers and other professional advisers or agents in connection with the conduct of their functions and powers under the Scheme.

57. Any function of or power conferred on the Company or its officers, whether by statute or by its memorandum or articles of association, which could be exercised in such a way as to interfere with the exercise by the Supervisors of their functions and powers in relation to the Company or the Scheme, shall not be so exercised except with the consent of the Supervisors, which may be given either generally or in relation to particular cases. Any such consent given by the Supervisors may be withdrawn.

58. In carrying out their functions and exercising their powers under the Scheme, the Supervisors shall act bona fide and with due care and diligence in the interests of the Scheme Creditors as a whole and they shall use their powers under the Scheme for the purpose of ensuring that the Scheme is operated in accordance with its terms.

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59.    (1)  Save as expressly set out in this Scheme or the Escrow and
            Distribution Agreement, the Supervisors shall act as agents of the Company (without personal liability) in respect of all functions and powers conferred on them under this Scheme. The Supervisors shall, in their capacity as such, incur no liability to any Scheme Creditor or any other person:

            (a) in respect of any decrease in the value of a Scheme Creditor's Distribution Entitlement during the period between that Scheme Creditor submitting its Scheme Claim and that Scheme Creditor receiving Scheme Consideration in satisfaction of its Distribution Entitlement;

            (b) in respect of bringing the Waiting Period to an end pursuant to sub-clause 24(1);

            (c) arising from the structure or establishment of the Scheme including any claim based upon:

                  (i)   the quantum of the Reserve Claims Segment; and

                  (ii)  the timing of the First Initial Distribution; and

            (d) arising from the exercise of any power or discretion vested in them under the Scheme,

            except where such liability arises as a result of their own negligence, wilful default, breach of duty, breach of trust, fraud, bad faith or dishonesty (or as a result of the negligence, wilful default, breach of duty, breach of trust, fraud, bad faith or dishonesty of any Employee).

       (2) The Company shall indemnify the Supervisors for any Liability incurred by the Supervisors arising out of or in connection with making or having made any Distributions in accordance with the terms of the Scheme save to the extent that such Liability arises from the Supervisors own negligence, wilful default, breach of duty, breach of trust, fraud or dishonesty (or as a result of the negligence, wilful default, breach of duty, breach of trust, fraud or dishonesty of any Employee).

60.    (1)  To the extent permitted by law, no Scheme Creditor shall be entitled to challenge the validity of any act done or omitted to be done in good faith and with due care by the Supervisors in accordance with and to implement the provisions of the Scheme or the exercise by the Supervisors in good faith and with due care of any power conferred upon them for the purposes of the Scheme if exercised in accordance with and to implement the provisions of the Scheme and the Supervisors shall not be liable for any loss unless such loss is attributable to their own negligence, default, breach of duty, breach of trust, fraud or dishonesty (or to the negligence, default, breach of duty, breach of trust, fraud or dishonesty of any Employee).

       (2) To the extent permitted by law, no Scheme Creditor shall be entitled to challenge the validity of any act done or omitted to be done in good faith and with due care by any Employee in accordance with and to implement the provisions of the Scheme if exercised in accordance with and to implement the provisions of the Scheme and no Employee shall be liable for any loss unless such loss is attributable to his own negligence, default, breach of duty, breach of trust, fraud or dishonesty.

       (3) When the Company, acting through the Supervisors, gives directions under:

            (a)   sub-clauses 4(c) and (d);

            (b)   sub-clauses 5(3), 5(5), 5(8) and (9);

            (c)   sub-clauses 6(1), 6(2), 6(3), 6(4) and 6(8);

            (d)   sub-clause 7(10);

            (e)   sub-clause 8(10);

            (f)   sub-clause 9(22);

            (g)   sub-clause 11(2);

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          (h)   clause 12; or

          (i)   sub-clause 13(1),

          of the Escrow and Distribution Agreement or sub-clause 111(3), the Company gives those directions for and on behalf of the Scheme Creditors who are absolutely entitled to the assets affected by those directions under clause 5(7) of the Escrow and Distribution Agreement and so as to procure that their obligations under clause 34 are fulfilled.

61. The Supervisors' remuneration and expenses and all costs and expenses incurred by them on behalf of the Company in carrying out their functions and exercising their powers and generally in relation to the supervision and implementation of the Scheme shall be met by the Company upon written demand from the Supervisors.



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                                   PART VIII

                              CREDITORS' COMMITTEE

CONSTITUTION OF THE CREDITORS' COMMITTEE

62.    (1)   There shall be a Creditors' Committee under the Scheme.

       (2) The Creditors' Committee shall consist of not less than three nor more than seven persons (referred to henceforth in the Scheme as "COMMITTEE MEMBERS") unless the Supervisors in consultation with the Creditors' Committee agree otherwise.

       (3)   The following shall be eligible for appointment as Committee
             Members:

             (a) any Scheme Creditor (whether an individual, a body corporate or a partnership); and

             (b) notwithstanding sub-clause 66(3), any other person with the written consent of the Supervisors which consent may be revoked by the Supervisors at any time.

       (4) Each Committee Member which is a body corporate or a partnership may, by notice in writing to the Creditors' Committee, appoint a senior executive, other senior employee or professional adviser as its representative ("NOMINATED REPRESENTATIVE") to represent that Committee Member at any meeting of the Creditors' Committee.

       (5) Any Committee Member or Nominated Representative who is an individual may, by notice in writing to the Creditors' Committee, appoint a senior executive, other senior employee or professional adviser as an alternative ("ALTERNATE") to attend and vote in his place at any meeting of the Creditors' Committee.

       (6) Any Nominated Representative or Alternate shall have the same powers and shall be subject to the same duties and limitations as the Committee Member whom the Nominated Representative or Alternate represents.

MEMBERSHIP OF THE CREDITORS' COMMITTEE

63. On the Effective Date, to the extent possible, the Supervisors shall appoint up to seven Scheme Creditors, each of which has indicated its willingness to act as a Committee Member in a Claim Form or Account Holder Letter, representing a proper balance of the interests of Scheme Creditors as a whole.

64. The Creditors' Committee may resolve at any time, by a majority of two-thirds of the Committee Members present at a meeting of the Creditors' Committee, to appoint any person who is eligible to be so appointed to be a Committee Member, whether to fill a vacancy or as an additional Committee Member, so that the total number of Committee Members shall not exceed the maximum number specified in sub-clause 62(2). In appointing additional Committee Members, the Creditors' Committee shall endeavour to ensure that the composition of the Creditors' Committee is such that it represents a proper balance of the interests of Scheme Creditors as a whole.

65. The Scheme Creditors may, by a resolution passed at a meeting of Scheme Creditors convened, and at which business is transacted, pursuant to Part IX ("CREDITORS' RESOLUTION") remove any Committee Member from office and without prejudice to the Creditors' Committee's powers under clause 64 may by Creditors' Resolution appoint any person who is eligible to be appointed under sub-clause 62(3) to be a Committee Member either to fill a vacancy or in addition to the existing Committee Members, but so that the total number of Committee Members shall not exceed the maximum number specified in sub-clause 62(2).

66. The office of a Committee Member shall be vacated if any of the situations set out in clauses 67 to 69 applies or if that Committee
       Member:

       (1)   resigns by notice in writing addressed to the Creditors' Committee;
             or

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       (2)   is removed from office by a Creditors' Resolution; or

       (3) subject to sub-clause 62(3)(b) and clause 69 ceases to be (or is found never to have been) a Scheme Creditor or an authorised representative of a Scheme Creditor; or

       (4) fails to attend three consecutive meetings of the Creditors' Committee, unless the Creditors' Committee (excluding that Committee Member) resolves by a majority of two-thirds of the Committee Members present at a meeting of the Creditors' Committee that he should continue as a Committee Member.

67. In the case of an individual, the office of a Committee Member shall be vacated if that individual:

       (1)   dies; or

       (2) becomes bankrupt or is subject to an individual voluntary arrangement or analogous process under the law of any jurisdiction to which he is subject; or

       (3)   becomes mentally disordered; or

       (4) becomes disqualified from acting as a director under the law of any jurisdiction to which he is subject; or

       (5) is convicted of an indictable offence (other than a road traffic offence).

68. In the case of a body corporate or partnership, the office of a Committee Member shall be vacated if that body corporate or partnership is dissolved.

69. In the case of a person appointed with the consent of the Supervisors under sub-clause 62(3)(b), the office of that Committee Member shall be vacated if that person has his written consent under that clause revoked by the Supervisors.

70. Any person entitled to appoint a Nominated Representative or an Alternate may from time to time revoke that appointment and appoint another Nominated Representative or Alternate by notice in writing to the Creditors' Committee, the Supervisors and the Company.

71. The appointment of a Nominated Representative or an Alternate (as the case may be) shall terminate automatically if:

       (1)   his appointment is revoked by his appointor; or

       (2) the person whom that Nominated Representative or Alternate represents ceases to be a Committee Member; or

       (3) the Nominated Representative or Alternate ceases to be a senior executive, senior employee or professional adviser of the Committee Member whom he represents; or

       (4) the Nominated Representative or Alternate dies, becomes mentally disordered, bankrupt or is disqualified from acting as a director in each case under the law of any jurisdiction to which he is subject or is convicted of an indictable offence (other than a road traffic offence).

PROCEEDINGS OF THE CREDITORS' COMMITTEE

72. Save as otherwise specifically provided in the Scheme, the Creditors' Committee may convene, adjourn and otherwise regulate its meetings in such manner as it considers appropriate. Subject to clause 77, the quorum at any meeting of the Creditors' Committee shall be at least two-thirds of the Committee Members, provided that if a quorum is not present within 30 minutes from the time appointed for a meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to such time and place as may be determined by the majority of the Committee Members present and the Committee Members present at any such meeting reconvened following an adjournment shall constitute a quorum. Each Committee Member shall have one vote and, except as otherwise provided in the Scheme, matters arising at a meeting shall be decided by a majority of votes cast at the meeting.

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73.    The Creditors' Committee shall meet at least once every 12 months for the purpose of receiving a report from the Supervisors on the progress of the Scheme. The Creditors' Committee shall hold such further meetings as it considers desirable for the purpose of performing its functions under the Scheme. A meeting of the Creditors' Committee shall be called as soon as reasonably practicable if so requested by at least two Committee Members or if the Supervisors otherwise consider it appropriate. Except with the consent of all Committee Members, no meeting of the Creditors' Committee may be called on less than ten Business Days' notice and, except with the consent of all Committee Members, no business may be transacted at any such meeting other than that set out in the notice of that meeting.

74. The Supervisors shall convene a meeting of the Creditors' Committee as soon as reasonably practicable after the end of the Waiting Period.

75. Each Committee Member (including any Nominated Representative or Alternate) and the Supervisors (or their representatives) shall be entitled to attend and receive notice of all meetings of the Creditors' Committee. The Supervisors shall be entitled to attend and speak, but not to vote, at all meetings of the Creditors' Committee. If so requested by the Creditors' Committee, the Supervisors (or their representative(s)) shall absent themselves from such part of a meeting of the Creditors' Committee as the Creditors' Committee may specify.

76. Proper minutes shall be kept of all proceedings of the Creditors' Committee and such minutes shall at all reasonable times be open to inspection by (subject to clause 81) any Committee Member. Copies of such minutes shall be sent as soon as practicable after each meeting to the Supervisors and each Committee Member.

77. A Committee Member (including any Nominated Representative or Alternate) and the Supervisors may participate in a meeting of the Creditors' Committee through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and, in the case of a Committee Member (including any Nominated Representative or Alternate), is counted in a quorum and entitled to vote. All business transacted in this way by the Creditors' Committee is deemed to be validly and effectively transacted at a meeting of the Creditors' Committee although fewer than two-thirds of the Committee Members are physically present at the same place. If, at any time during a Committee Meeting any person participating in the meeting ceases to be able to hear and speak to all other Committee Members, Nominated Representatives or Alternates, whether participating in the Committee Meetings through the medium of conference telephone or similar form of communication equipment or in person, the meeting shall be adjourned and reconvened when full communication between those Committee Members attending the meeting is restored.

78. Other than in relation to such a resolution as is referred to in clause 82, a resolution in writing signed by all Committee Members for the time being shall be valid and effective as if passed at a meeting of the Creditors' Committee duly convened and held.

POWERS

79.    (1)   The Creditors' Committee shall have the powers specifically set out in the Scheme.

       (2) If the Supervisors determine that the costs of making any further Distribution of Scheme Consideration would exceed the value of the Scheme Consideration remaining to be distributed, the Creditors' Committee may direct the Supervisors to procure the sale of such Scheme Consideration and distribute the proceeds of that sale provided that the costs of making such Distributions do not exceed the proceeds of sale to be distributed.

80. Before each meeting of Scheme Creditors convened pursuant to clause 93 the Supervisors shall submit to the Creditors' Committee a report on the operation of the Scheme during the period since the last such report was prepared (or, in the case of the first such meeting, since the Effective
       Date) and shall (or shall appoint a representative to) attend at any meeting of the Creditors' Committee at which that report is considered for the purpose of giving such explanations and information as the Creditors' Committee may

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       require. A copy of that report, incorporating such amendments (if any) as may be agreed by the Supervisors and the Creditors' Committee, shall be made available to Scheme Creditors in accordance with clauses 95 and 96.

81. The Creditors' Committee may from time to time resolve to seek information from the Supervisors concerning the operation of the Scheme, and may depute any one Committee Member to apply in writing to request and receive from the Supervisors any or all such information. The Supervisors shall promptly give to the Creditors' Committee all such information reasonably requested concerning the operation of the Scheme as the Creditors' Committee shall from time to time resolve to seek and in respect of which a written request shall have been received by the Supervisors. Each Committee Member shall be entitled at any time to raise questions or to request a meeting with the Supervisors in connection with the performance of his responsibilities as a Committee Member and, subject to their duties under the Scheme the Supervisors shall use reasonable endeavours to respond to such questions or to comply with any such request for a meeting. Notwithstanding the preceding provisions of this clause, the Supervisors shall not be obliged to disclose:

       (1) any confidential information of the Company to a Committee Member if the information relates, or the Supervisors reasonably believe that the information relates, to any matter where such Committee Member has an interest in conflict with the Company (other than a general conflict arising as a result of the status of the Committee Members (or their appointors) as Scheme Creditors); or

       (2) any information which could cause the Company to breach insider dealing rules, the Financial Services and Markets Act 2000 or the Listing Rules of the UKLA.

82.    The Creditors' Committee shall be entitled:

       (1) by a resolution passed by at least three-fourths of all of the Committee Members present and voting at any time to call upon a Supervisor to resign, provided that each such Supervisor and each Committee Member have been given at least 20 Business Days' notice of the proposed resolution and of the reasons why the resolution is to be put to the Creditors' Committee and have been given a reasonable opportunity to make representations at the meeting at which the resolution is proposed. If the Supervisor declines to resign within 5 Business Days of a resolution of the Creditors' Committee calling for his resignation, a resolution requiring his removal shall be put before the next meeting of the Scheme Creditors and, if passed, the Supervisor shall vacate the office of Supervisor;

       (2) upon removal of a Supervisor or if a Supervisor ceases to hold office for any other reason, to appoint any person qualified to act under clause 48 to be a Supervisor in their place (and a resolution requiring ratification of such appointment shall be put before the next meeting of Scheme Creditors pending which the appointee shall have full power to act as a Supervisor) save that if a resolution is passed at a meeting of Scheme Creditors requiring the removal of any of the Supervisors pursuant to sub-clause 82(1) such appointment may be made by the Scheme Creditors at such meeting.

83. The Creditors' Committee shall be entitled to engage legal and financial advisers from time to time as reasonable in order to assist them in carrying out their functions as the Creditors' Committee. At any particular time, the Creditors' Committee may only engage one legal and one financial adviser. Reasonable costs of such advisers shall be paid by the Company.

84. The Creditors' Committee and the Company shall use reasonable endeavours to ensure that there are two duly qualified Supervisors in office at all times.

DUTIES

85. Each Committee Member, each Nominated Representative, and each Alternate shall, in performing their functions as such in relation to the Scheme, act bona fide in what he or she reasonably considers to be the interests of the Scheme Creditors as a whole. For the avoidance of doubt (but without prejudice to its

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       specific powers as set out by the Scheme) it shall not be the duty of the
       Creditors' Committee to monitor the carrying out of the Scheme or the activities of the Supervisors.

86. It shall be the duty of each Committee Member who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company (other than any which arises as a result of the provisions of the Scheme) to declare (or procure that its Nominated Representative or Alternate shall declare) the nature of his or its interest at a meeting of the Creditors' Committee. For this purpose a general notice given to the Creditors' Committee to the effect that a Committee Member is an associate (within the meaning of section 435 of the Insolvency Act 1986) of a specified company or firm and is to be regarded as interested in any contract with that company or firm shall be deemed a sufficient declaration of interest in relation to any such contract or arrangement. Such a Committee Member shall not be counted in the quorum, shall not be entitled to vote in relation to any matter relating specifically to any such contract, shall retire from the meeting for so long as the matter is discussed and voted upon and shall not receive any information, nor be entitled to inspect any part of the minutes of a meeting of the Creditors' Committee, relating thereto.

87. Each Nominated Representative or Alternate shall be entitled to report to the Committee Member appointing him on the proceedings of the Creditors' Committee and, so far as necessary for that purpose, to disclose confidential information of the Company to those officers, employees and professional advisers of that member or appointor who need to know it in connection with (where a Nominated Representative or Alternate is disclosing information) the performance of his or its responsibilities as a Committee Member, provided that such information does not to his or its knowledge (after due enquiry) relate to any matter where any such appointor has an interest in conflict with the Company (other than a general conflict arising as the result of the status of Committee Members or the appointors of a Nominated Representative or Alternate as Scheme Creditors). Each Committee Member shall, and shall procure that its Nominated Representative or Alternate and its officers, employees and professional advisers shall, preserve the confidentiality of such information and shall use such information only for the purposes of performing their responsibilities and functions (or their Nominated Representative's or Alternate's responsibilities and functions) in relation to the Creditors' Committee.

RESPONSIBILITY

88. No Scheme Creditor, Supervisor or the Company shall be entitled to challenge the validity of any act done or omitted to be done in good faith by any Committee Member (or Nominated Representative or Alternate) in accordance with and to implement the provisions of the Scheme or the exercise by any such Committee Member (or Nominated Representative or Alternate) in good faith of any power conferred upon it or him by or for the purposes of the Scheme if exercised in accordance with and to implement the provisions of the Scheme and no such Committee Member (or Nominated Representative or Alternate) shall be liable for any loss or damage unless such loss or damage is attributable to its or his own wilful default, fraud, dishonesty or wilful breach of duty.

VALIDATION OF ACTS

89. All acts done by the Creditors' Committee or any member of the Creditors' Committee or any person acting as a Committee Member or as a Nominated Representative or Alternate shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a Committee Member or person acting as aforesaid, or that any of them were disqualified, be valid as if every such person had been duly appointed and qualified.

EXPENSES

90. Each member of the Creditors' Committee, each Nominated Representative and each Alternate shall be entitled to be reimbursed by the Company upon written demand to the Company and the Supervisors for their reasonable out of pocket expenses incurred in attending meetings of the Creditors' Committee, provided that such meetings are held in London or in such other place as the Supervisors may from time to time agree. Where a Committee Member, its Nominated Representative or any Alternate appointed by

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       the Committee Member or its Nominated Representative must travel to attend a Creditors' Committee meeting in London (or such other place as the Supervisors have agreed), that Committee Member or Nominated Representative shall (and that Alternate shall procure that the Committee Member or Nominated Representative shall) use all reasonable endeavours to appoint as its Nominated Representative or Alternate (as the case may be) for that meeting an individual who is based in locality of the venue of that Creditors' Committee meeting. The Supervisors, acting reasonably, may permit the reasonable out of pocket expenses incurred by a member of the Creditors' Committee, Nominated Representative or Alternative to include the costs of an air fare required to allow such Committee Member, Nominated Representative or Alternate to attend the Creditors' Committee meeting. Where the cost of an air fare is so permitted, it shall be the cost of an economy class fare only.

NO CREDITORS' COMMITTEE

91.    (1)   If at any time there are less than three members of the Creditors'
             Committee or such lesser number as permitted by sub-clause 62(2), the Creditors' Committee may continue to exercise all its functions under the Scheme (other than those provided for in clause 82 and sub-clause 93(2)) for a period of 28 days, during which time the remaining Committee Members shall endeavour to fill the vacancies on the Creditors' Committee.

       (2) If the Committee Members fail to fill vacancies on the Creditors' Committee within such period of 28 days, the Supervisors shall use reasonable endeavors to appoint, within a further 14 days, such additional Scheme Creditors ("INTERIM APPOINTEES") to the Creditors' Committee as are required to fill such vacancies. Interim Appointees may appoint a Nominated Representative or Alternate pursuant to sub-clauses 62(4) and 62(5).

       (3) In appointing any Interim Appointees pursuant to sub-clause 91(2), the Supervisors shall endeavour to ensure that the composition of the Creditors' Committee including such Interim Appointees is such as to represent a proper balance of the interests of the Scheme Creditors as a whole.

       (4) In the event of vacancies on the Creditors' Committee being filled, whether by appointees of the Creditors' Committee pursuant to sub-clause 91(1) or by Interim Appointees appointed by the Supervisors pursuant to sub-clause 91(2), the full powers and functions of the Creditors' Committee under the Scheme shall be restored, provided that no Interim Appointee shall be entitled to vote in relation to any resolution to appoint an additional Committee Member.

      (5) Any Interim Appointee shall be liable to be removed as a Committee Member at any time without notice if the Creditors' Committee (excluding any Interim Appointees) appoints a Scheme Creditor to fill the vacancy which had been filled by such Interim Appointee.

      (6) If at any time after the operation of this clause there are no members of the Creditors' Committee, the Supervisors shall be entitled to continue to carry out their functions and exercise the necessary powers pursuant to the terms of the Scheme, save that the Supervisors shall not be required to provide reports to the Creditors' Committee or obtain the approval of the Creditors' Committee for the purposes of clause 115.

92. If, following the procedure set out in clause 91, there are less than three Committee Members (including Interim Appointees) or such lesser number as permitted by sub-clause 62(2) then, for so long as that is the case, the Creditors' Committee shall not exercise any functions or have any powers under the Scheme and the following provisions shall apply:

      (1) the Supervisors shall use reasonable endeavours to find additional Committee Members to enable it to function;

      (2) any Supervisor may resign under clause 49 provided that a replacement Supervisor is appointed in his place at a meeting of the Scheme Creditors pursuant to a resolution proposed by the Supervisors;

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      (3)   any Supervisor may be removed provided that a replacement Supervisor is appointed in his place at a meeting of the Scheme Creditors pursuant to a resolution proposed by any ten Scheme Creditors who have Scheme Claims of an aggregate value in excess of 15 per cent.
            of all Scheme Claims or any 30 Scheme Creditors; and

      (4) the requirements for obtaining the consent, approval of and for consulting with or notifying the Creditors' Committee and for submitting a report to the Creditors' Committee shall be suspended.




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                                    PART IX

                          MEETINGS OF SCHEME CREDITORS

CONVENING OF MEETINGS

93.    Meetings of Scheme Creditors are to be convened as follows:

       (1) The Supervisors shall convene a meeting of the Scheme Creditors at least once every 12 months unless the Supervisors and the Creditors' Committee agree otherwise.

       (2) The Creditors' Committee may at any time require the Company to convene a meeting of the Scheme Creditors to consider a resolution:

             (a)   for the removal of a Supervisor pursuant to sub-clause 82(1);

             (b) for the appointment of a Supervisor pursuant to sub-clause 82(2); or

             (c)   for such other purpose as it thinks fit.

       (3) The Supervisors may at any time convene a meeting of the Scheme Creditors for such purpose as they think fit.

       (4) Any five or more Scheme Creditors who have Scheme Claims of an aggregate value in excess of 15 per cent. of all Admitted and Unadmitted Scheme Claims or any 20 Scheme Creditors may by notice in writing signed by them or on their behalf and deposited at the registered office of the Company require the Supervisors to convene a meeting of Scheme Creditors for such purpose as they think fit. The relevant Scheme Creditors must specify the purpose for which the meeting is required and it shall be the duty of the Supervisors forthwith to summon a meeting of Scheme Creditors for that purpose and to give such notice of the meeting as is necessary to enable such purpose to be carried out effectively in accordance with the provisions of the Scheme.

94. The Company may appoint a representative or representatives to attend any meeting of Scheme Creditors for the purposes of observing the meeting only.

95. There shall be laid before each meeting of Scheme Creditors convened pursuant to clause 93 the report referred to in clause 80 unless the Supervisors and the Creditors' Committee agree that any such meeting should not be held, in which case a copy of the report shall be sent by the Supervisors to Scheme Creditors upon request from the Scheme Creditors to the Supervisors.

96. At least 20 Business Days' notice shall be given of a meeting of Scheme Creditors. Such notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall (in the case of a meeting convened pursuant to clause 93) specify the place and time of the meeting and the place from which a copy of the report referred to in clause 80 can be obtained by Scheme Creditors upon request from the Scheme Creditors to the Supervisors prior to the meeting.

97. Any costs incurred in the production and distribution of the report referred to in clause 80 shall be borne by the Company.

98. Notice of a meeting of Scheme Creditors shall be given by the Supervisors or the Creditors' Committee, as the case may be, convening the meeting:

       (1) to each Admitted Scheme Creditor, and to any other Scheme Creditor who has applied in writing to the Company to receive notice of such meeting, by sending a notice by Post to such Scheme Creditor at his last known address;

       (2) to all other Scheme Creditors by placing advertisements containing the requisite information in such newspaper or newspapers as the Supervisors shall consider appropriate;

       (3)   where called by the Creditors' Committee, to the Supervisors;

       (4)   where called by the Supervisors, to each Committee Member; and

       (5)   the Company.

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99.    The accidental omission to give notice of a meeting of Scheme Creditors to, or the non-receipt of a notice of such a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

RESOLUTIONS

100. If a meeting of Scheme Creditors is convened at a time when a resolution is to be put to the next meeting of Scheme Creditors pursuant to clause 65, the business of the meeting shall include the resolution concerned, and in the case of a resolution to remove a Supervisor pursuant to sub-clause 82(1) which, if passed, would result in there being less than two Supervisors in office, shall also include a resolution that a named person qualified to act under clause 48 and willing to be appointed, be appointed as a Supervisor in their place.

101. No meeting shall be validly convened unless the notice of the meeting sets out the text of each resolution or an adequate summary thereof, which is to be proposed at the meeting (or if no resolution is to be proposed at the meeting, the nature of the business to be discussed thereat) and (in the case of a notice which is sent by Post) is accompanied by a letter explaining (in relation to each such resolution) why the meeting is being convened.

VOTING

102. A resolution put to a meeting of Scheme Creditors shall be effective only if it is approved by a majority in number representing three-fourths in value of the Scheme Claims of Scheme Creditors which are present and voting either in person or by proxy at the meeting.

103. Every Scheme Creditor entitled to vote shall have the right to appoint any person as his proxy to attend and vote instead of him. The instrument appointing a proxy may be in any form which the Supervisors may approve and must be lodged at the place specified in the notice of the meeting for the lodging of proxies not less than 48 hours before the meeting (or adjourned meeting) at which it is to be used.

104. No business shall be transacted at any meeting of Scheme Creditors unless a quorum is present when the meeting proceeds to business. 20 Scheme Creditors present in person or by proxy and having the right to vote at the meeting shall be a quorum, unless the Supervisors and the Creditors' Committee agree a smaller number. All resolutions put to the vote of any meeting shall be decided on a poll (rather than on a show of hands).

105. One of the Supervisors shall preside (or shall nominate a representative to preside) at each meeting of the Scheme Creditors (other than at a meeting at which a resolution to remove a Supervisor is proposed, when the chairman of the Company shall preside), but if the Supervisor (or his nominated representative) or, if relevant, the chairman of the Company is not present within 30 minutes after the time appointed for opening the meeting or is unwilling to preside, the Scheme Creditors present in person or by proxy shall choose some member of the Creditors' Committee or, if no such member is present or if all such members present decline to preside, one of themselves, to be chairman of the meeting. If no person is willing to preside as chairman of the meeting, the meeting shall be adjourned for seven days, and, if no person is willing to preside as chairman of such meeting reconvened following an adjournment, the meeting shall be dissolved.

VALUATION OF SCHEME CLAIMS FOR THE PURPOSES OF MEETINGS

106. For the purposes of valuing any Scheme Claim which a Scheme Creditor has for either of the purposes referred to in sub-clause 93(4) and clause 102, the value of the Scheme Claim shall, in the case of a Scheme Claim which has been Admitted, be the amount of the Admitted Scheme Claim so established (or relevant part thereof) and, in the case of any other Scheme Claim, be such amount as may, for the purposes of such meeting only, be estimated as the value of such Scheme Claim (or relevant part thereof) by the chairman of the meeting. The operation of clause 7 shall not have the effect of extinguishing a Scheme Claim for the purposes of this Part IX.

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107.   In the event that a Scheme Creditor disputes the value which has been put on its Scheme Claim, pursuant to clause 106 or otherwise, the dispute shall be referred to the President at that time of the Institute of Chartered Accountants in England and Wales (or, if one of the Supervisors or any of their partners at such time occupies such office, the President of the Law Society of England and Wales) or such other individual qualified to act as an insolvency practitioner within the meaning of section 390 of the Insolvency Act 1986 as such President may nominate. Such nominee shall consult with such relevant experts as he thinks appropriate and shall act as an expert not an arbitrator and his decision (including as to who should bear the costs of such referral) shall be final (but only as regards the convening of the meeting or the vote on that occasion).

108. For the purposes of ascertaining whether or not the requisite percentage for the convening of any meeting of Scheme Creditors or the requisite majority at any meeting of Scheme Creditors has been obtained, the amount of each Scheme Claim (or relevant part thereof) which is denominated in a currency other than sterling shall be converted into sterling at the Scheme Rate.

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                                     PART X

                                  TERMINATION

109. This Scheme shall be unaffected by any future liquidation of the Company and shall in those circumstances continue according to its terms.

110.   (1)   As soon as reasonably practicable after the making of the Final
             Distribution or the Supervisors' determination that any further distribution of Scheme Consideration (or the distribution of the proceeds of sale of such Scheme Consideration) would be uneconomic, the Supervisors shall serve the Termination Notice on the Company, the members of the Creditors' Committee and the Scheme Creditors.
             For the avoidance of doubt, the Supervisors shall not direct the Final Distribution (or determine that any further distribution of Scheme Consideration or the proceeds of sale of such Scheme
             Consideration would be uneconomic) until all Unadmitted Claims have become Admitted or Conclusively Rejected.

       (2) If the Supervisors, acting reasonably, determine that any further distribution of Scheme Consideration (or the distribution of the proceeds of sale of such Scheme Consideration) would be uneconomic, the remaining Scheme Consideration shall in each case be sold and the net proceeds of sale shall (on behalf of the Scheme Creditors for whose absolute benefit that Scheme Consideration is held under the Escrow and Distribution Agreement) be paid to the Company for its own use and benefit absolutely.

       (3) For the purposes of clause 110 a distribution shall be uneconomic if the costs of making the distribution would exceed the value of the Scheme Consideration (or proceeds of sale of such Scheme Consideration) to be distributed.

111.   With effect from the issue of the Termination Notice:

       (1) the Scheme Creditors, the Creditors' Committee, the Company, the Supervisors, the Eurobond Trustee, the Yankee Bond Trustee, the Escrow Trustee, the Distribution Agent, the Registrars and Bondholder Communications shall have no further rights and obligations under this Scheme except any rights arising as a result of sub-clause 7(2); and

       (2) the Supervisors (and any former Supervisors) and the members of the Creditors' Committee (and any former members) shall be discharged from liability for their respective acts, omissions and conduct pursuant to or under the Scheme other than liability arising:

             (a) in the case of the Supervisors (and any former Supervisors), as a result of their own negligence, default, breach of duty, breach of trust, fraud or dishonesty (or as a result of the negligence, default, breach of duty, breach of trust, fraud or dishonesty of any Employee); and

             (b) in the case of the members of the Creditors' Committee (and any former members), from loss or damage attributable to its or his own wilful default, fraud, dishonesty or wilful breach of duty.

       (3) Where a Termination Notice is served pursuant to sub-clause 115(3), so as to bind Scheme Creditors and any person deriving title from them the Supervisors shall direct the Escrow Trustee to transfer, or procure the transfer of, to the Company (or as the Company shall direct) all Scheme Consideration not previously the subject of a Distribution this being done by the Escrow Trustee on behalf of the Scheme Creditors absolutely entitled to such remaining Scheme Consideration.

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                                    PART XI

                           GENERAL SCHEME PROVISIONS

EFFECTIVE TIME AND NOTIFICATION

112. The Company shall give notification of the Scheme having become effective by placing advertisements in The Times and the world-wide editions of the Wall Street Journal, the Financial Times and the International Herald Tribune as soon as reasonably practicable following the occurrence of the Effective Time.

COSTS

113. There shall be paid in full by the Company all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of the Scheme as and when they arise, including the costs of holding the meeting of Scheme Creditors convened pursuant to the order of the Court to consider the Scheme and the costs of obtaining the sanction of the Court and the costs of placing the notices required by the Scheme.

114. The Company shall pay the costs, charges, expenses and disbursements reasonably incurred by Bondholder Communications, the Escrow Trustee, the Distribution Agent, the Eurobond Trustee, the Yankee Bond Trustee, the security trustee in respect of the New Notes, the Sponsors, the Co-ordination Committee and the Informal Committee of Bondholders and the costs of their respective legal and financial advisors in connection with the negotiation, preparation and implementation of the Scheme and, in the case of Bondholder Communications, also in connection with the negotiation, preparation and implementation of the plc Scheme) including, for the avoidance of doubt, the costs of legal and financial advisers to the Creditors' Committee permitted in accordance with clause 83.

115. (1) For the avoidance of doubt, save as expressly provided in the Scheme, any costs, charges, expenses, remuneration and disbursements which are expressed to be payable by the Company in accordance with the terms of the Scheme (including those provided for in Part VII, VIII and IX and in this Part XI of the Scheme) shall not be paid out of the Scheme Consideration.

     (2)    If at any time in the reasonable opinion of the Supervisors either:

            (a) the Company is unable to pay in full any sum which is expressed to be payable by the Company in accordance with the provisions of this Scheme; or

            (b) the Company refuses to pay any sum despite the reasonable efforts of the Supervisors to require payment and it would be materially prejudicial to wait until the Company can be forced to pay it, then (subject to the proviso below) the Supervisors may raise such sum from the Scheme Consideration in any manner in which they think fit and effect the relevant payment on behalf of the Company and in such event:

            (i) if the event takes place before the expiry of the Waiting Period the Supervisors may take into account the effect of having to raise such sum in such manner in deciding whether or not to bring the Waiting Period to an end;

            (ii) whenever the event takes place, the Company shall continue to be liable to pay such sum and to reimburse the Escrow Trustee for any such sums raised from Scheme Consideration by the Supervisors pursuant to this clause 115; and

            (iii) whenever the event takes place, the Creditors' Committee may nominate one of their number to bring proceedings against the Company in the name and on behalf of the Scheme Creditors to oblige the Company to effect such reimbursement,

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            PROVIDED THAT where, and to the extent that, the aggregate of all such sums raised by the Supervisors and not subsequently reimbursed by the Company would exceed L1,500,000, the Supervisors may only raise in excess of that amount with the consent of the Creditors' Committee, such consent not to be unreasonably withheld.

      (3) If the Creditors' Committee, acting reasonably, withhold giving consent to the Supervisors raising any sums in excess of L1,500,000 pursuant to this clause 115, the Supervisors shall serve a Termination Notice on the Company, the members of the Creditors' Committee and the Scheme Creditors. Clause 111 will thereafter apply.

LISTING, CAPITAL REDUCTION AND US REGISTRATION

116. The Company shall, and, as appropriate, shall procure that the relevant bodies corporate within the Marconi Group shall, create and perfect all security referred to at Appendix 10 and execute all documents required to achieve this as soon as practicable on or following the Effective Date.

117. The Company shall use all reasonable endeavours to:

      (1) procure that Listing of the New Shares, the New Notes and the Warrants takes place as soon as possible on or after the Effective Date and is maintained; and

      (2) to the extent that the Company wishes to utilise the same, procure that all filings from time to time necessary for the renewed annual listing of the New Notes programme on each 12 month anniversary of the date on which the New Notes programme was first listed with the relevant listing and trading authority are made with the relevant listing and trading authority;

      (3) effect the listing of the ADRs on NASDAQ as soon as practicable after the Effective Date;

      (4)   reduce its share capital in the manner envisaged in Recital E.

118. The Company shall use its reasonable endeavours to cause a registration statement on Form F-1 to be declared effective under the US Securities Act of 1933 in respect of the Warrants and the ordinary shares of the Company issuable on exercise of the Warrants as soon as practicable following the Effective Date.

MODIFICATIONS OF THE SCHEME

119. The Company may, at any hearing to sanction the Scheme, consent on behalf of all Scheme Creditors to any modification of the Scheme or any terms or conditions which the Court may think fit to approve or impose.

MODIFICATIONS OF THE RIGHTS ATTACHING TO THE NEW NOTES AND THE COMPANY'S ARTICLES OF ASSOCIATION

120. Nothing in the Scheme shall prevent the modification of the New Notes, the articles of association of the Company or the Escrow and Distribution Agreement in accordance with their respective terms.

FORCE MAJEURE

121. None of the Scheme Creditors, the Company, the Supervisors, the Escrow Trustee, the Distribution Agent, the Registrar, Bondholder Communications or the members of the Creditors' Committee shall be in breach of its obligations under the Scheme as a result of any delay or non-performance of its obligations under this Scheme arising from any Force Majeure.

COMMITTEE RELEASES

122.  (1)   The Co-ordination Committee, the Informal Committee of Bondholders, their respective past and present members and financial and legal advisers to the Co-ordination Committee and the Informal Committee of Bondholders (the "RELEASED PARTIES") shall be released from any Liability that they may have to any Scheme Creditor, the Company, the Supervisors, the Escrow Trustee, the

                                     T3D-55
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                              II.  THE CORP SCHEME

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            Distribution Agent, the Registrars, the Eurobond Trustee, the Yankee
            Bond Trustee, Bondholder Communications and plc (the "RELEASING PARTIES").

      (2) The Releasing Parties shall waive each and every claim that they may have in connection with this Scheme against the Released Parties.

NOTICE

123. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clause 112 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by Post to:

      (1) in the case of the Company, 338 Euston Road, 4th Floor, London NW1 3BT, England, marked for the attention of the Company Secretary;

      (2) in the case of a Scheme Creditor, its last known address according to the Company;

      (3) in the case of the Supervisors, 8 Salisbury Square, London, EC4Y 8BB, England marked for the attention of Philip Wallace or Richard Heis or such other address as notified to the Creditors' Committee;

      (4) in the case of the Creditors' Committee, such addresses of the Committee Members as notified to the Supervisors; and

      (5) in the case of any other person, any address set forth for that person in any agreement entered into in connection with the Scheme, or by fax or by way of advertisement in The Times and the world-wide editions of the Wall Street Journal and the Financial Times and the International Herald Tribune.

124. Any notice or other written communication to be given under the Scheme shall be deemed to have been served:

      (1)   if delivered by hand, on the first Business Day following delivery;

      (2) if sent by Post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh business day after posting;

      (3)   if by fax, on the Business Day sent; and

      (4)   if by advertisement, on the date of publication.

125. In proving service, it shall be sufficient proof, in the case of a notice sent by Post, that the envelope was properly stamped, addressed and placed in the post.

126. Save in the case of any Distribution Notice or any notice, written communication or document required to be sent pursuant to clause 16 or relating to any appeal against a decision on Scheme Claims pursuant to clauses 17 and 18 or to any adjudication pursuant to Part VI, the accidental omission to send any notice, written communication or other document in accordance with clauses 123 to 125 or the non-receipt of any such notice by any Scheme Creditor shall not affect the provisions of the Scheme.

127. The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to any Scheme Creditors which shall be posted at the risk of such Scheme Creditors.

NEW CORP SPV DIRECTORS

128. If for any reason at any time there are no directors of Corp Spv (whether because they resign or are removed or otherwise) then the following shall apply:

      (1) the Supervisors (in this respect and in this clause only acting as agents of the Scheme Creditors) shall in writing direct the Company (as legal owner of the shares of Corp Spv) to appoint, or

                                     T3D-56
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                              II.  THE CORP SCHEME

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            procure the appointments of, new directors ("NEW SPV DIRECTORS") of
            Corp Spv being those named in the Supervisors' written direction;

      (2) the New Spv Directors shall (subject to sub-clause 128(3)) be drawn from those persons who are members of the board or of the executive committee of the Company at the relevant time;

      (3) the appointment of a New Spv Director shall, for the avoidance of doubt, be subject to the agreement of that person to serve as such a director and if no such agreement is forthcoming from such person referred to in sub-clause 128(2), the Supervisors shall direct the Company in writing to appoint or procure the appointment of other reasonably suitable persons who are willing to serve as New Spv Directors;

      (4) the Company shall act promptly on the written direction of the Supervisors to take all steps necessary to appoint (and confirm the appointment of) the New Spv Directors and register the appointments in accordance with the provisions of the Act;

      (5) the Supervisors' agency for the Scheme Creditors under this clause is irrevocable and the Supervisors shall exercise their power to direct the appointment of New Spv Directors in good faith but entirely as a matter of their own discretion and without reference to the Scheme Creditors; and

      (6) the Supervisors shall have no liability to anyone (including the Scheme Creditors and/or the Company and/or Corp Spv) in relation to their powers and duties under this clause save where such liability arises as a result of their own negligence, wilful default, breach of duty, breach of trust, fraud, bad faith or dishonesty (or as a result of the negligence, wilful default, breach of duty, breach of trust, fraud, bad faith or dishonesty of any Employee).

GOVERNING LAW AND JURISDICTION

129. The Scheme shall be governed by, and construed in accordance with, the laws of England and Wales and the Scheme Creditors hereby agree that the Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme, and for such purposes, the Scheme Creditors irrevocably submit to the jurisdiction of the Court, provided, however, that nothing in this clause 129 shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of its Scheme Creditors, whether contained in any contract or otherwise.

130. The terms of the Scheme and the obligations imposed on the Company and the Supervisors hereunder shall take effect subject to any prohibition or condition imposed by law.

Dated this 31st day of March 2003

                                     T3D-57
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                              II.  THE CORP SCHEME

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                                   SCHEDULE 1
                DETERMINATION OF CLAIMS AND PAYMENT OF DIVIDENDS

1. This Schedule applies without prejudice to Parts II, III and IV of the Scheme. If there is any conflict between provisions in this Schedule and provisions set out in the body of the Scheme, the provisions set out in the body of the Scheme shall prevail.

2. For the purposes of determining whether a Scheme Claim should become an Admitted Scheme Claim for the purposes of Distributions, the Insolvency Rules 1986 (the "RULES") listed in this Schedule shall, save where the contrary is stated, be applied in respect of that Scheme Claim and the listed Rules be applied as if:

      (1)   the Company was being wound up voluntarily;

      (2)   the Claim Forms were proofs of debt;

      (3)   the Supervisors were liquidators of the Company; and

      (4) the references to the date on which a company went into liquidation are to the Record Date (save in the application of Rule 4.92, which shall be amended as set out below).

3.     The Rules to be applied are:

      4.73(3)            meaning of "prove"

      4.76               particulars of a creditor's Scheme Claim

      4.77(1) claims established by affidavit (save that a statutory declaration may be called for)

      4.77(2)            affidavit in addition to proof

      4.78(1)            creditor's cost of proving

      4.82               admission and rejection of proofs for dividend

      4.86(1)            estimates of quantum

      4.89               discounts

      4.90 mutual credit and set off (save that sub-rule (3) is to be amended by deleting the words "that a meeting of creditors has been summoned under section 98 or (as the case may be) a petition for the winding-up of the company was pending" and replacing them with the words "that a meeting of creditors for the purpose of approving the Scheme had been summoned")

      4.91(1) debts in foreign currency (save that it shall be amended by deleting the words "official exchange rate" and replacing them with the words "Scheme Rate" and the words "prevailing on the date when the company went into liquidation" shall be deleted)

      4.92 payments of a periodical nature (save that rule (1) is to be amended by deleting the words "date when the company went into liquidation" and replacing them with the words "date on which the Scheme is approved at a creditors' meeting held for that purpose")

      4.94               debt payable at future time

      11.8 proof altered after payment of dividend (save that an increased proof may be admitted only if the Supervisors in their sole discretion so decide)

      11.11              assignment of right to dividend

      11.13(1) and (2)   debt payable at a future time

4.     The English law liquidation rules preventing "double proof" shall apply.

                                     T3D-58
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                              II.  THE CORP SCHEME

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                                   SCHEDULE 2

                          EXTRACT FROM THE PLC SCHEME

Capitalised terms in this Schedule shall have the meaning given to them in the plc Scheme.

THE COMPANY AS A RECIPIENT OF SCHEME CONSIDERATION FROM THE CORP SCHEME

26. Property received or receivable by the Company from time to time other than the Ancrane Cash Deduction by virtue of the Ancrane Direction shall be available for distribution and shall be distributed by the Company to Admitted Scheme Creditors subject to, at the time, in the manner and on the basis set out in the Scheme. In the light of the position of Corp as a creditor of the Company entitled to participate in distributions under the Scheme and the position of Ancrane as a creditor of Corp and a Bondholder entitled to participate in distributions under the Corp Scheme, this may involve successive distributions between the Company and Corp including distributions made in accordance with the Ancrane Direction, either notional or actual, as provided for in this Scheme and the Corp Scheme.

THE CORP/PLC MODEL

27.   (1)   Sub-clauses 27(2), (3) and (4) shall apply to the Initial
            Distribution if all of the conditions set out at (a) - (c) inclusive below are satisfied on the Effective Date:

            (a) the Corp Scheme including provisions in the form or substantially the form of that set out in Schedule 2 becomes effective;

            (b)   the Supervisors admit Corp's Known Claim; and

            (c)   (i)    Ancrane's Claim is admitted by the supervisors of the
                         Corp Scheme pursuant to the terms of the Corp Scheme;

                  (ii) either (or both) of the claims of the Eurobond Trustee listed in schedule 3 to the Corp Scheme are admitted by the supervisors of the Corp Scheme pursuant to the terms of the Corp Scheme; or

                  (iii) either (or both) of the claims of the Yankee Bond Trustee listed in schedule 3 to the Corp Scheme are Admitted by the Supervisors of the Corp Scheme pursuant to the terms of the Corp Scheme.

      (2) To give effect to clause 26 and on the conditions in sub-clause 27(1) being satisfied on the Effective Date, the Supervisors shall agree with the Corp Scheme supervisors a distribution model simulating successive distributions in the Corp Scheme and the Scheme of the amounts distributed to Corp in the Scheme and to the Company (pursuant to the Ancrane Direction) (using the figures for Corp's Known Claim, Ancrane's Claim as actually admitted by the supervisors of the respective Schemes and Ancrane's holding of Bonds) in order to produce a net additional amount of Scheme Consideration available for Distribution to Admitted Scheme Creditors with the Initial Distribution (such net additional amount being the "CORP DISTRIBUTION SUPPLEMENT"). The Corp Distribution Supplement shall be distributed to Eligible Recipients at the times and in the manner set out in sub-clause 27(4).

      (3) The Elements of the Corp Distribution Supplement shall for these purposes be treated as being made up of two parts as follows:

            (a) the "KNOWN CLAIMS SUPPLEMENT" which shall be the Corp Distribution Supplement less the Reserve Claims Supplement; and

            (b) the "RESERVE CLAIMS SUPPLEMENT" which shall be the same proportion of the Corp Distribution Supplement as the Basic Reserve Claims Segment (which for this purpose shall be calculated after taking into account any increase in the size of the Basic Reserve Claims Segment resulting from Known Claims being Conclusively Rejected which results in the

                                     T3D-59
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                              II.  THE CORP SCHEME

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                Distribution Entitlement to which the Known Creditor who would have been entitled had its Known Claim been Admitted being deducted from the Basic Known Claims Segment and becoming part of the Reserve Claims Segment pursuant to clause 29) is of the Basic Scheme Consideration.

       (4)(a) The Elements of the Known Claims Supplement shall be distributed to Admitted Known Creditors at the same time as the Initial Distribution.

          (b) The Elements of the Reserve Claims Supplement shall be distributed to Admitted Reserve Creditors at the same time as the Initial Distribution.

       (5)(a)   For the purposes of Distributions under the Scheme:

                (i)    other than the Initial Distribution; and/or

                (ii) as regards the Initial Distribution if the provisions of sub-clauses 27(2)-27(4) inclusive do not come into force because one or more of the conditions in sub-clause 27(1) is not satisfied, the Supervisors may agree similar or analogous arrangements to those in sub-clauses 27(2) (a "MODEL") with the supervisors of the Corp Scheme where, acting reasonably, the Supervisors consider that to do so will be in the interests of Admitted Scheme Creditors.

          (b) If a model is agreed pursuant to sub-clause 27(5)(a) prior to the expiry or termination of the Waiting Period, the equivalent of the Corp Distribution Supplement thereby created shall be apportioned in the same manner as provided for in sub-clause 27(3), otherwise no apportionment shall be made.

          (c) Any supplement arising pursuant to sub-clause 27(5)(a)(ii) which shall be apportioned in accordance with sub-clause 27(5)(b) shall be distributed at the same times and in the same manner as provided for in sub-clause 27(4).

          (d) Any supplement arising pursuant to sub-clause 27(5)(a)(i) prior to the expiry or termination of the Waiting Period shall become available for distribution following apportionment under sub-clause 27(5)(b) and the Supervisors shall promptly issue a Distribution Notice to the Escrow Trustee (with a copy to the Distribution Agent) in respect of the distribution of the relevant amount of the supplement to which Admitted Known Creditors are entitled pursuant to sub-clause 21(4)(a) and the relevant amount of the Reserve Claim Supplement to which Admitted Reserve Creditors are entitled pursuant to sub-clause 21(4)(b) to Eligible Recipients in respect of the previously Admitted Claims provided that the costs of making that Distribution would not exceed the value of the Scheme Consideration to be distributed.

          (e) Any supplement arising pursuant to sub-clause 27(5)(a)(i) after the expiry or termination of the Waiting Period shall be distributed in accordance with the provisions of clause 25.

CORP RECEIPTS

28.    (1)   As regards:

             (a) the Initial Distribution if the provisions of sub-clauses 27(2)-27(4) above do not come into force for any reason; and

             (b)   any Distributions other than the Initial Distribution,

             in each case, to the extent that relevant similar or analogous arrangements as referred to in clause 27(5) are not agreed in respect of the Company's entitlement to the Corp Receipts, Admitted Scheme Creditors shall be entitled to all Corp Receipts from time to time which shall be held on trust for Scheme Creditors under the Scheme.

                                     T3D-60

                              II.  THE CORP SCHEME

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      (2)   If Corp Receipts arise pursuant to sub-clause 28(1) prior to the expiry or termination of the Waiting Period, those Corp Receipts shall be apportioned in the same manner as provided for in sub-clause 27(3), otherwise no apportionment shall be made.

      (3) Any Corp Receipts arising pursuant to sub-clause 28(1)(a) which shall be apportioned in accordance with sub-clause 28(2) shall be distributed at the same times and in the same manner as provided for in sub-clause 27(4).

      (4) Any Corp Receipts arising pursuant to sub-clause 28(1)(b) prior to the expiry or termination of the Waiting Period shall become available for distribution following apportionment under sub-clause 28(2) and the Supervisors shall promptly issue a Distribution Notice to the Escrow Trustee (with a copy to the Distribution Agent) in respect of the distribution of the relevant amount of the supplement to which Admitted Known Creditors are entitled pursuant to sub-clause 21(4)(a) and the relevant amount of the Reserve Claim Supplement to which Admitted Reserve Creditors are entitled pursuant to sub-clause 21(4)(b) to Eligible Recipients in respect of the previously Admitted Claims provided that the costs of making that Distribution would not exceed the value of the Scheme Consideration to be distributed.

      (5) Any supplement arising pursuant to sub-clause 28(1)(b) after the expiry or termination of the Waiting Period shall be distributed in accordance with the provisions of clause 25.



                                     T3D-61
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                              II.  THE CORP SCHEME

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                                   SCHEDULE 3

                                  KNOWN CLAIMS

Following is a list of Scheme Creditors who may have a Scheme Claim.

The fact that a claim listed below has been provided for in this Schedule 3 at a certain amount does not mean that the particular claim shall be Admitted at that, or any other, amount.

The column headed "Claimed/Estimated Value (including accrued interest) in L's as at the Record Date" provides an indicator of the amount for which each claim may be admitted for the purposes of voting at the meeting of Scheme Creditors convened at the direction of the Court (subject to the remarks set out in the "Remarks" columns). Where necessary, to calculate the Claimed/Estimated Value of a claim in sterling, the Exchange Rate on the Business Day falling immediately prior to the Record Date has been applied if necessary.

                                                        AMOUNT        TOTAL AMOUNT
                                             CLAIMED/ESTIMATED   CLAIMED/ESTIMATED
                                              VALUE (INCLUDING    VALUE (INCLUDING
                                             ACCRUED INTEREST)   ACCRUED INTEREST)
                                                         AS AT        IN L'S AS AT
CREDITOR                                       THE RECORD DATE     THE RECORD DATE          REMARKS
--------                                   -------------------   -----------------   --------------

SYNDICATED BANK DEBT
ABN Amro Bank NV                                 US$47,226,487         L43,932,580
                                                   L13,920,832

Appaloosa Investment Ltd Partnership            US$227,732,619        L221,266,466
                                                   L76,545,686

Australia and New Zealand Investment Bank        US$91,430,478         L85,053,475
                                                   L26,950,731

Banca Antoniana Popolare Veneta London            US$7,556,238          L7,029,213
                                                    L2,227,333

Banca Monte dei Paschi di Siena                  US$47,226,487         L43,932,580
                                                   L13,920,832

Banca Nazionale del Lavoro SpA                   US$78,868,233         L73,367,409
                                                   L23,247,790

Banca Popolare di Lodi                           US$15,584,741         L14,497,751
                                                    L4,593,875

Banco di Roma                                    US$39,670,249         L36,903,367
                                                   L11,693,499

Bank of America N.A. London                       US$7,216,197          L4,585,789

Banque Nationale de Paris                        US$98,231,092         L91,379,767
                                                   L28,955,331

Barclays Bank plc                                US$59,001,013         L53,710,988
                                                   L16,216,699

Bear, Stearns International Limited              US$13,990,285          L8,890,623

Cerebrus Partners LP New York                   US$175,792,979        L154,686,552
                                                   L42,972,661

                                     T3D-62

                              II.  THE CORP SCHEME

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
                                                        AMOUNT        TOTAL AMOUNT
                                             CLAIMED/ESTIMATED   CLAIMED/ESTIMATED
                                              VALUE (INCLUDING    VALUE (INCLUDING
                                             ACCRUED INTEREST)   ACCRUED INTEREST)
                                                         AS AT        IN L'S AS AT
CREDITOR                                       THE RECORD DATE     THE RECORD DATE          REMARKS
--------                                   -------------------   -----------------   --------------
Chase Manhattan Bank                            US$150,750,101        L153,710,167
                                                   L57,910,662

Citibank NA                                      US$51,719,250         L48,111,987
                                                   L15,245,153

Commerzbank AG                                   US$91,430,478         L85,053,475
                                                   L26,950,731

Credit Industriel et Commercial Singapore         US$3,054,259          L1,940,938

Credit Suisse First Boston                       US$94,452,973         L87,865,160
                                                   L27,841,664

Den Danske Bank A/S                              US$24,692,104         L43,533,139
                                                   L27,841,664

Deutsche Bank AG                                US$108,836,054         L97,351,233
                                                   L28,187,498

Dresdner Bank AG, London Branch                   US$5,090,432          L3,234,896

Franklin Mutual Advisers LLC                    US$102,204,181         L92,790,941
                                                   L27,841,664

Goldman Sachs Credit Partners LP                 US$48,244,828         L44,579,721
                                                   L13,920,832

HSBC Bank plc                                    US$98,231,092         L91,379,767
                                                   L28,955,331

Instituto Bancario San Paolo di Torino
  SpA                                            US$47,226,487         L43,932,580
                                                   L13,920,832

JP Morgan Chase Delaware                          US$5,012,040          L3,185,079

L-Bank                                           US$75,562,379         L70,292,128
                                                   L22,273,332

Lehman Brothers International (Europe)              US$135,406             L86,048

Merrill Lynch Capital Services Inc               US$23,924,411         L17,724,910
                                                    L2,521,293

Natexis Banques Populaires Paris                  US$5,037,492          L4,686,142
                                                    L1,484,889

National Westminster Bank                        US$94,452,973         L87,865,160
                                                   L27,841,664

Nordeutsche Landesbank Giro, London              US$30,224,951         L28,116,851
                                                    L8,909,333

ORN European Distressed Debt Fund LP              US$8,144,692          L5,175,834

Royal Bank of Scotland plc                       US$91,430,478         L85,053,475
                                                   L26,950,731

                                     T3D-63

                              II.  THE CORP SCHEME

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
                                                        AMOUNT        TOTAL AMOUNT
                                             CLAIMED/ESTIMATED   CLAIMED/ESTIMATED
                                              VALUE (INCLUDING    VALUE (INCLUDING
                                             ACCRUED INTEREST)   ACCRUED INTEREST)
                                                         AS AT        IN L'S AS AT
CREDITOR                                       THE RECORD DATE     THE RECORD DATE          REMARKS
--------                                   -------------------   -----------------   --------------
Salomon Brothers Holding Company Inc            US$116,826,226        L108,677,945
                                                   L34,436,572

Special Situations Investing Group Inc           US$23,253,623         L14,777,340

UBS AG Stamford                                  US$10,180,865          L6,469,792

UniCredito Italiano SpA                          US$47,226,487         L43,932,580
                                                   L13,920,832

BONDS

The Bank of New York                            US$931,687,500        L592,073,907           Note 1

                                                US$934,218,750        L593,682,480           Note 2

The Law Debenture Trust Corporation
  p.l.c.                                        E1,028,469,178        L697,740,284           Note 3

                                                  E512,559,932        L347,734,011           Note 4

ALBANY PARTNERSHIP LTD LOAN NOTES

Commerzbank AG                                     L20,165,408         L20,165,408

HSBC Bank plc                                      L12,120,573         L12,120,573

INTEREST RATE SWAPS

Barclays Bank plc                                US$25,261,292         L16,053,185

JP Morgan Chase Bank                             US$57,209,145         L36,355,582

UBS AG                                           US$31,808,043         L20,213,551

SPONSORSHIP

Department of Trade and Industry                    L5,000,000          L5,000,000

The Chancellors, Masters and Scholars at
  the University of Cambridge                         L233,078            L233,078

LITIGATION
(ACTUAL OR POTENTIAL)

Oracle Corporation UK Limited                       L2,577,855          L2,577,855

Millionerrors Investment Club and the          (US$450,000,000)      (L285,968,480)      Note 5 and
  class of plaintiffs they represent                                                         Note 6

Mrs PM Lucas                                           (L9,000)            (L9,000)          Note 6

Mr S Edwards                                          (L50,000)           (L50,000)          Note 6

Mr TR Edeus                                     (US$19,000,000)       (L12,074,225)          Note 7

Mr LA Gillus                                    (US$19,000,000)       (L12,074,225)          Note 6

Mr A Ainslie                                           L35,000             L35,000

Inchcape Fleet Solutions                              L190,005            L190,005

                                     T3D-64

                              II.  THE CORP SCHEME

--------------------------------------------------------------------------------

                                                        AMOUNT        TOTAL AMOUNT
                                             CLAIMED/ESTIMATED   CLAIMED/ESTIMATED
                                              VALUE (INCLUDING    VALUE (INCLUDING
                                             ACCRUED INTEREST)   ACCRUED INTEREST)
                                                         AS AT        IN L'S AS AT
CREDITOR                                       THE RECORD DATE     THE RECORD DATE          REMARKS
--------                                   -------------------   -----------------   --------------
NON KEY COMMERCIAL CONTRACTS

Arthur Andersen                                        L71,033             L71,033

ASSOCIATED COMPANIES

British Sealed Beams Limited                          L306,672            L306,672           Note 8

Ancrane                                           L377,943,161        L377,943,161       Note 8 and
                                                                                             Note 9

GEC 2001 LOAN NOTES

The Estate of Mr WF Lloyd                               L8,405              L8,405

Mr WJ Spedding                                          L7,525              L7,525

LEASES

Lenhart Real Estate Inc -- Bruton Street,
  London                                           L28,059,200         L28,059,200

Consignia plc -- Marrable House,
  Chelmsford                                          L257,993            L257,993

Dentsply Ltd -- Plymouth                              L235,959            L235,959

The Equitable Life Assurance Co. --
  Cambridge Science Park                            L4,093,270          L4,093,270

CTL Real Estate (Management) -- Glasgow               L100,314            L100,314

The Murray Grant & Property Fund --
  Stevenage                                         L7,491,426          L7,491,426

Charles Bell Holdings Limited --
  (Hendrick Street, Dublin)                           L282,397            L282,397

INLAND REVENUE

Inland Revenue                                     L10,859,000         L10,859,000
                                                                 -----------------

TOTAL KNOWN CLAIMS (CONVERTED INTO
  STERLING) AT THE RECORD DATE                                      L5,192,831,052
                                                                 =================

NOTES TO SCHEDULE 3

Note 1: US$900,000,000 7 3/4 per cent. bonds due 2010, of which Ancrane holds US$131,011,000 as at the Record Date.
Note 2: US$900,000,000 8 3/8 per cent. bonds due 2030, of which Ancrane holds US$130,090,000 as at the Record Date.
Note 3: E1,000,000,000 6.375 per cent. bonds due 2010, of which Ancrane holds E256,735,000 as at the Record Date.

                                     T3D-65

                              II.  THE CORP SCHEME

--------------------------------------------------------------------------------

Note 4: E500,000,000 5.625 per cent. bonds due 2005, of which Ancrane holds E67,868,000 as at the Record Date.
Note 5:  This includes Millionerrors Investment Club, Mr GG Griwatz,
         Mr PE Graham, Mr JP Iurlano, Mr J Krim, Mr M Winick, R.S.
         Harman & Co., G Dirienzo and the class of plaintiffs they represent.
Note 6: The amount allegedly due to such creditors cannot be estimated, as there is a dispute between the Company and the Scheme Creditor as to the whole of the amount claimed.
         However, the amount claimed by the Scheme Creditor from the Company is shown in brackets for information only. If a Scheme Claim is disputed in its entirety, whether it is liquidated or unliquidated, the chairman will not admit it for the purpose of voting on the Scheme. The chairman's decision will be final. The chairman will, however, advise the relevant Scheme Creditor of his decision to reject such Scheme Creditor's claim for voting purposes before the Scheme Meeting if he considers it to be practicable and, in any event, at or after the Scheme Meeting, and report his decision to the Court.
Note 7: The amount due to this creditor cannot be estimated, as there is a dispute between the Company and the Scheme
         Creditor as to the whole of the amount claimed. The Scheme
         Creditor claims certain unspecified amounts and has not provided a total figure that it alleges the Company owes to it. The amount estimated by the Company to be a prudent figure for the claim based on other claims of a similar nature is shown in brackets for information only. If a Scheme Claim is disputed in its entirety, whether liquidated or unliquidated, the chairman will not admit it for the purpose of voting on the Scheme. The chairman's decision will be final. The chairman will, however, advise the relevant Scheme Creditor of his decision to reject such Scheme Creditor's claim for voting purposes before the Scheme Meeting if he considers it to be practicable and, in any event, at or after the Scheme Meeting, and report his decision to the Court.
Note 8: Such Scheme Creditors will not be voting at the Court sanctioned creditors' meeting as they are connected creditors, related to either Corp or plc. Even though these creditors will not vote, they agree to support the Restructuring by agreeing not to take any action to hinder or oppose the Schemes and not to seek to challenge either
         Scheme in the courts of any jurisdiction.
Note 9:  Ancrane also holds US$131,011,000 of the US$900,000,000
         7 3/4 per cent. bonds due 2010; US$130,090,000 of the US$900,000,000 8 3/8 per cent. bonds due 2030; E256,735,000 of the E1,000,000,000 6.375 per cent. bonds due 2010; and E67,868,000 of the E500,000,000 5.625 per cent. bonds due
         2005 (see Notes 1 to 4 above). Accordingly, Ancrane's aggregate claim against Corp (converted into sterling as at the Record Date) is approximately L776 million.

                                     T3D-66

                              II.  THE CORP SCHEME

--------------------------------------------------------------------------------

                                   SCHEDULE 4

 PERSONS ELIGIBLE TO RECEIVE SECURITIES PURSUANT TO APPLICABLE EXEMPTIONS UNDER
                            US STATE SECURITIES LAWS

The categories of Scheme Creditors and Bondholders located in the US states of Arizona, California, Colorado, Connecticut, Illinois, Ohio and Vermont to or to the order of whom New Creditor Shares and New Notes will be distributed in accordance with sub-clause 30(7)(c)(v) are as follows:

Arizona -- any bank, savings institution, trust company, insurance company, investment company as defined in the US Investment Company Act of 1940, a pension or profit sharing trust or other financial institution or institutional buyer, or a dealer, whether the person is acting for itself or in a fiduciary capacity.

California -- any broker-dealer, bank, savings and loan association, trust company, insurance company, investment company registered under the US Investment Company Act of 1940, or pension or profit-sharing trust (other than a pension or profit-sharing trust of the issuer, a self-employed individual retirement plan or an individual retirement account); any organisation described in Section 501(c)(3) of the US Internal Revenue Code, as amended to 29 December 1981, which has total assets (including endowment, annuity and life income funds) of not less than US$5,000,000 according to its most recent audited financial statement; any corporation which has a net worth on a consolidated basis of not less than US$14,000,000; any wholly-owned subsidiary of any of the foregoing institutional investors; or the US federal government, any agency or instrumentality of the US federal government, any corporation wholly-owned by the US federal government, any state, any city, city and county, or county, or any agency or instrumentality of a state, city, city and county, or county, or any state university or state college and any retirement system for the benefit of employees of any of the foregoing.

Colorado -- any Bondholder, and, any broker-dealer, or a financial or institutional investor, whether the purchaser is acting for itself or in some fiduciary capacity. A financial or institutional investor includes: (a) a depositary institution, which is defined as: (i) a person that is organised or chartered, or is doing business or holds an authorisation certificate, under the laws of a state or of the United States which authorises the person to receive deposits, including deposits in savings, share, certificate, or other deposit accounts, and that is supervised and examined for the protection of depositors by an official or agency of a state or the United States, or (ii) a trust company or other institution that is authorised by federal or state law to exercise fiduciary powers of the type a national bank is permitted to exercise under the authority of the comptroller of the currency and is supervised and examined by an official or agency of a state or the United States; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company registered under the US Investment Company Act of 1940; (e) a business development company as defined in the US Investment Company Act of 1940; (f) any private business development company as defined in the US Investment Advisers Act of 1940; (g) an employee pension, profit-sharing or benefit plan if the plan has total assets in excess of US$5,000,000 or its investment decisions are made by a named fiduciary, as defined in the US federal Employee Retirement Income Security Act of 1974, that is a broker-dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the US Investment Advisers Act of 1940, a depositary institution, or an insurance company; (h) an entity, but not an individual, a substantial part of whose business activities consist of investing, purchasing, selling, or trading in securities of more than one issuer and not of its own issue and that has total assets in excess of US$5,000,000 as of the end of its latest fiscal year; (i) a small business investment company licensed by the US federal small business administration under the US Small Business Investment Act of 1958; and (j) any other institutional buyer.

Connecticut -- any Bondholder, and, any state bank and trust company, national banking association, savings bank, savings and loan association, federal savings and loan association, credit union, federal credit union, trust company, insurance company, investment company as defined in the US Investment Company Act of 1940, pension or profit-sharing trust, or other financial institution or institutional buyer, or to a broker-dealer; whether the purchaser is acting for itself or in some fiduciary capacity.

Illinois -- any Bondholder, and, any corporation, bank, savings bank, savings institution, savings and loan association, trust company, insurance company, building and loan association, or dealer; a pension fund or pension trust, employees' profit-sharing trust, other financial institution (including any manager of investment

                                     T3D-67
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                              II.  THE CORP SCHEME

--------------------------------------------------------------------------------

accounts on behalf of other than natural persons, who, with affiliates, exercises sole investment discretion with respect to such accounts and provided such accounts exceed ten in number and have a fair market value of not less than US$10,000,000 at the end of the calendar month preceding the month during which the securities are sold) or institutional investor (including investment companies, universities and other organisations whose primary purpose is to invest its own assets or those held in trust by it for others, trust accounts and individual or group retirement accounts in which a bank, trust company, insurance company or savings and loan institution acts in a fiduciary capacity, and foundations and endowment funds exempt from taxation under the Code, a principal business function of which is to invest funds to produce income in order to carry out the purpose of the foundation or fund), or any government or political subdivision or instrumentality thereof, whether the purchaser is acting for itself or in some fiduciary capacity; any partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities; any trust in respect of which a bank or trust company is trustee or co-trustee; any entity in which at least 90 per cent. of the equity is owned by: (i) persons described in this paragraph, (ii) any partnership or other association or trader buying or selling fractional undivided interests in oil, gas or other mineral rights, in frequent operations, for its or his own account rather than for the account of customers, to such extent it or he may be said to be engaged in such activities as a trade or business, (iii) any natural person who has, or is reasonably believed by the person offering the securities to have (a) a net worth or joint net worth with the person's spouse, at the time of the offer, sale or issuance of the securities, in excess of US$1,000,000, or (b) an income or joint income with that person's spouse of US$200,000 in each of the two most recent fiscal years and reasonably expects such an income in the current year, (iv) any person, not a natural person, 90 per cent. of the equity interest thereof is owned by persons described in (a) or (b) immediately above, or (v) any person who is, or is reasonably believed by the person offering the securities to be, a director, executive officer, or general partner of the issuer of the securities or any director, executive officer or general partner of a general partner of that issuer (executive officer shall mean the president, any vice president in charge of a principal business unit, division or function such as sales, administration or finance, or any other officer or other person who performs a policy-making function for the issuer); any employee benefit plan within the meaning of Title I of the US Employee Retirement Income Security Act of 1974 ("ERISA") if (i) the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA and such plan fiduciary is either a bank, insurance company, registered investment adviser or an investment adviser registered under the US Investment Advisers Act of 1940, or (ii) the plan has total assets in excess of US$5,000,000, or (iii) in the case of a self-directed plan, investment decisions are made solely by persons that are described herein; any plan established and maintained by, and for the benefit of the employees of, any state or political subdivision or agency or instrumentality thereof if such plan has total assets in excess of US$5,000,000; or any organisation described in Section 501(c)(3) of the Code, any Massachusetts or similar business trust, or any partnership, if such organisation, trust, or partnership has total assets in excess of US$5,000,000.

Ohio -- any dealer, corporation, bank (which includes a trust company, savings and loan association, savings bank, or credit union that is incorporated or organised under the laws of the United States or of any state thereof, or of Canada or any province thereof, and subject to regulation or supervision by such country, state or province), insurance company, pension fund or trust, employees' profit-sharing fund or trust, any association engaged, as a substantial part of its business or operations, in purchasing or holding securities, any trust in respect of which a bank is trustee or co-trustee, or any Qualified Institutional Buyer as defined in Rule 144A under the Securities Act.

Vermont -- any Bondholder, and, any financial or institutional investor, which means: (a) a depositary institution, which includes: (i) a person that is organised, chartered, or holding an authorisation certificate under the laws of a state or of the United States which authorises the person to receive deposits, including a savings, share, certificate, or deposit account, and which is supervised and examined for the protection of depositors by an official or agency of a state or the United States, or (ii) a trust company or other institution that is authorised by a federal or state law to exercise fiduciary powers of the type a national bank is permitted to exercise under the authority of the comptroller of the currency and is supervised and examined by an official or agency of a state or the United States; (b) an insurance company; (c) a separate account of an insurance company; (d) an investment company as defined in the US Investment Company Act of 1940; (e) an employee pension, profit-sharing or benefit plan if the plan has total assets in excess of US$5,000,000 or its investment decisions are made by a named fiduciary, as defined in the US Employee Retirement Income Security Act of 1974, that is either a broker-

                                     T3D-68

                              II.  THE CORP SCHEME

--------------------------------------------------------------------------------

dealer registered under the Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, a depositary institution or an insurance company; (f) any other financial or institutional buyer which qualifies as an accredited investor under the provisions of Regulation D as promulgated by the SEC under the Securities Act, as such provisions may be amended from time to time hereafter; (g) a broker-dealer; and
(h) such other institutional buyers as the commissioner may add by rule or order; whether the purchaser is acting for itself or others in a fiduciary capacity.



                                     T3D-69

NO. 1783 OF 2003                                    IN THE HIGH COURT OF JUSTICE
                                                    CHANCERY DIVISION
                                                    COMPANIES COURT
                                                    MR JUSTICE LINDSAY
                                                    12TH MAY, 2003


                                                     RE: MARCONI CORPORATION PLC


                                                     --------------------------
                                                               ORDER
                                                     --------------------------




                                  The court sent sealed copies of this order to:

                                  Messrs Allen & Overy
                                  One New Change
                                  London EC4
                                  DX: 73 London
                                  Ref: SH/DSB

                                  Solicitors for the Company



                                     T3D-70